SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                                December 2, 2002


                         THE HAIN CELESTIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)


        Delaware                     0-22818                   22-3240619
----------------------------     ---------------     ---------------------------
(State or other jurisdiction       (Commission              (I.R.S. Employer
    of incorporation)              File Number)            Identification No.)


                58 South Service Road
                Melville, New York                                     11747
-----------------------------------------------------                ----------
(Address of principal executive offices)                             (Zip Code)



Registrant's telephone number, including area code (631) 730-2200
                                                   --------------



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                                      -2-


Item 2. Acquisition or Disposition of Assets

     On December 2, 2002, The Hain Celestial Group, Inc. (the "Company") acquired substantially all of the assets of privately-held Imagine Foods, Inc. ("Imagine") in the United States and the United Kingdom. Imagine is a non-dairy beverage company specializing in aseptic and refrigerated Rice and Soy milks, organic aseptic soups and broths, and organic frozen desserts in the U.S., Canada, and Europe. The Company acquired the assets of Imagine pursuant to an Asset Purchase Agreement (the "Purchase Agreement") dated December 2, 2002 among The Hain Celestial Group, Inc., Imagine Foods, Inc., Imagine Foods (UK) Limited and Robert Nissenbaum. In accordance with the Purchase Agreement, the purchase price totaled approximately $44.2 million in cash, 532,765 shares of common stock valued at $7 million, plus the assumption of certain liabilities.

     The cash portion of the purchase price was funded with borrowings under the Company's existing Credit Agreement dated as of March 29, 2001 by and among the Company and Fleet National Bank, as administrative agent, SunTrust Bank, as syndication agent, HSBC Bank USA, as documentation agent, and the lenders party thereto, as amended.



Item 7. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.               Description

2.1 Asset Purchase Agreement dated December 2, 2002 among The Hain Celestial Group, Inc., Imagine Foods, Inc., Imagine Foods (UK) Limited and Robert Nissenbaum

99.1 Press release dated December 2, 2002




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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               THE HAIN CELESTIAL GROUP, INC.


Dated:  December 2, 2002       By:  /s/ Ira J. Lamel
                                    --------------------------------------------
                                    Name: Ira J. Lamel
                                    Title: Executive Vice President and
                                           Chief Financial Officer



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                                  EXHIBIT INDEX


Exhibit No.               Description

     2.1 Asset Purchase Agreement dated December 2, 2002 among The Hain Celestial Group, Inc., Imagine Foods, Inc., Imagine Foods (UK) Limited and Robert Nissenbaum

     99.1 Press release dated December 2, 2002



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                                                                     Exhibit 2.1

          -------------------------------------------------------------




                            ASSET PURCHASE AGREEMENT

                                      among

                         THE HAIN CELESTIAL GROUP, INC.,

                              IMAGINE FOODS, INC.,

                           IMAGINE FOODS (UK) LIMITED

                                       and

                                ROBERT NISSENBAUM




                          Dated as of December 2, 2002




         --------------------------------------------------------------



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                                TABLE OF CONTENTS


                                                                            Page


                                    ARTICLE I

                    TERMS OF PURCHASE AND SALE OF ASSETS AND
                    ASSIGNMENT AND ASSUMPTION OF LIABILITIES


1.1      Purchase and Sale of Assets..........................................1
1.2      Restricted Assets....................................................3
1.3      Purchase Price.......................................................4
1.4      Excluded Assets......................................................5
1.5      Post-Closing Purchase Price Adjustment...............................5
1.6      Instruments of Transfer and Conveyance...............................8
1.7      Assumption of Liabilities............................................8

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES


2.1      Corporate Organization, Etc.........................................10
2.2      Outstanding Stock...................................................10
2.3      Authorization; Execution and Delivery, Etc..........................10
2.4      Consents and Approvals of Governmental Authorities..................11
2.5      No Violation........................................................11
2.6      Financial Statements................................................12
2.7      Absence of Certain Changes..........................................13
2.8      Tax Matters.........................................................15
2.9      ERISA and Other Employee Benefit Plans..............................15
2.10     Contracts and Other Data............................................16
2.11     Intellectual Property...............................................17
2.12     Funded Debt.........................................................17
2.13     Investments.........................................................18
2.14     Licenses, Permits, and Certificates.................................18
2.15     Title to and Condition of Properties and Assets.....................18
2.16     Certain Properties..................................................19
2.17     Absence of Undisclosed Liabilities..................................19
2.18     Agreements in Full Force and Effect.................................20

                                      -i-
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                                                                            Page


2.19     Legal Proceedings, Etc..............................................20
2.20     Environmental Matters...............................................20
2.21     Non-Infringement of Certain Rights of Others........................22
2.22     Brokerage...........................................................22
2.23     Accounts Receivable.................................................22
2.24     Inventory...........................................................23
2.25     Product Warranty....................................................23
2.26     Labor Matters.......................................................23
2.27     Governmental Authorizations and Regulations.........................24
2.28     Affiliate Agreements................................................24
2.29     Buyer's Common Stock................................................25
2.30     Full Disclosure.....................................................26

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER


3.1      Corporate Organization..............................................27
3.2      Authorization; Execution and Delivery, Etc..........................27
3.3      Consents and Approvals of Governmental Authorities..................27
3.4      No Violation........................................................27
3.5      Brokerage...........................................................28
3.6      Common Stock........................................................28
3.7      SEC Filings; Buyer Financial Statements.............................28
3.8      Full Disclosure.....................................................29

                                   ARTICLE IV

                   COVENANTS OF THE SHAREHOLDER AND THE SELLER


4.1      Confidentiality.....................................................29
4.2      Seller Accountant's Consent.........................................29
4.3      Change of Name......................................................30
4.4      Further Assurances..................................................30

                                      -ii-
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                                                                            Page

                                    ARTICLE V

                             COVENANTS OF THE BUYER


5.1      Approvals...........................................................30
5.2      Confidentiality.....................................................30
5.3      Further Assurances..................................................30
5.4      Product Recalls.....................................................30

                                   ARTICLE VI

                              CLOSING DATE; CLOSING


6.1      Closing Date; Closing...............................................31

                                   ARTICLE VII

                 ADDITIONAL OBLIGATIONS OF THE BUYER AT CLOSING


7.1      Escrow Agreement....................................................32
7.2      Shareholder Employment Agreement....................................32
7.3      Non-Competition Agreement...........................................32
7.4      Transition Services Agreement.......................................32
7.5      Certificates........................................................32
7.6      Opinion Of Counsel..................................................32
7.7      Assignments.........................................................32


                                  ARTICLE VIII

                          ADDITIONAL OBLIGATIONS OF THE
                     SHAREHOLDER AND THE SELLER AT CLOSING


8.1      Escrow Agreement....................................................33
8.2      Other Agreements....................................................33
8.3      Opinion of Counsel..................................................33
8.4      Certificates........................................................33
8.5      Payoff of the Credit Facility.......................................33


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                                                                            Page


8.6      Section 1445 Certificate............................................33
8.7      Assets Capable of Delivery..........................................32
8.8      Assignments.........................................................32


                                   ARTICLE IX

                          SURVIVAL AND INDEMNIFICATION


9.1      Survival............................................................34
9.2      Indemnification by the Shareholder and the Seller...................34
9.3      Indemnification by the Buyer........................................35
9.4      Limitation on Indemnity.............................................36
9.5      Indemnification Claim Process.......................................36
9.6      Exclusive Remedy....................................................37

                                    ARTICLE X

                               CERTAIN AGREEMENTS


10.1     Employment Arrangements.............................................38
10.2     Severance...........................................................38
10.3     Records and Data....................................................39
10.4     Tax Matters.........................................................39
10.5     Bulk Transfer Laws..................................................42
10.6     Transitional Activities.............................................43
10.7     Warranty Obligations................................................43

                                   ARTICLE XI

                      REGISTRATION OF BUYER'S COMMON STOCK


11.1     Registration........................................................44
11.2     Expenses............................................................45
11.3     Covenants Regarding Registrable Shares..............................46
11.4     Indemnification.....................................................46
11.5     Information by Shareholder..........................................46

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                                                                            Page

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS


12.1     Amendment and Modification..........................................46
12.2     Waiver of Compliance................................................47
12.3     Certain Definitions, Etc............................................47
12.4     Expenses............................................................48
12.5     Notices.............................................................48
12.6     Assignment..........................................................49
12.7     No Third Party Beneficiary Rights...................................49
12.8     Governing Law.......................................................50
12.9     Counterparts........................................................50
12.10    Headings............................................................50
12.11    Entire Agreement....................................................50
12.12    Press Releases......................................................50



Schedules

1.1               Permitted Liens
1.1(c)            Intellectual Property
1.1(e)            Assignable Governmental Authorizations
1.3(c)            Purchase Price Allocations
1.4               Excluded Assets
1.5               Working Capital
1.6(c)            Form of UK Deeds of Assignment and Assumption of Liabilities
1.7               Excluded Liabilities
2.1               Jurisdictions in Which Qualified
2.2               Subsidiaries
2.4               Governmental Approvals - Shareholder and Seller
2.5(a)            Consents
2.5(b)            Restricted Assets
2.6(a)            2001 Financials
2.6(b)            September 30 Financials
2.6(c)            Forecasted 2002 Financials
2.7               Adverse Changes and Other Matters
2.8               Tax Matters
2.9               ERISA Matters
2.10(a)           Contracts, Agreements, Etc.
2.10(b)           Insurance Policies

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2.10(c)           Bank Accounts
2.12              Indebtedness
2.13              Equity Interests in Others
2.14              Licenses and Permits
2.16              Certain Properties
2.17              Undisclosed Liabilities
2.19              Legal Proceedings
2.20              Environmental Matters
2.22              Shareholder's and Seller's Broker
2.24(a)           Inventory
2.24(b)           Product Recalls
2.25              Product Warranty
2.26(a)           Labor Matters
2.26(b)           Employee Information
2.29              Affiliate Agreements
3.3               Governmental Approvals - Buyer
3.5               Buyer's Broker
4.3               Dividends
11.1              Certain Employees

Exhibits

A                 Form of Escrow Agreement
B                 Form of Shareholder Employment Agreement
C                 Form of Non-Competition Agreement
D                 Form of Transition Services Agreement
E                 Form of Opinion of Counsel for Buyer
F                 Form of Opinion of Counsel for the Shareholder and Seller

                            ASSET PURCHASE AGREEMENT


     ASSET PURCHASE AGREEMENT, dated as of December 2, 2002 (the "Agreement"), among The Hain Celestial Group, Inc., a Delaware corporation (the "Buyer"), Robert Nissenbaum, a resident of the state of California (the "Shareholder"), Imagine Foods, Inc., a California corporation (the "Parent"), and Imagine Foods
(UK) Limited, a private limited liability company organized under the laws of England and Wales and a wholly owned subsidiary of the Parent (the "UK Subsidiary," and together with the Parent, the "Seller").

                                   WITNESSETH:


     WHEREAS, subject to the terms and conditions of this Agreement, the Buyer desires to purchase (either directly or through one or more wholly owned subsidiaries as set forth in Section 1.6 hereof) the Assets (as defined herein) and assume the Assumed Liabilities (as defined herein), and Seller desires to sell the Assets and assign the Assumed Liabilities;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, representations and warranties herein contained, it is agreed that:

                                    ARTICLE I

                    TERMS OF PURCHASE AND SALE OF ASSETS AND
                    ASSIGNMENT AND ASSUMPTION OF LIABILITIES


     1.1 Purchase and Sale of Assets. Subject to the terms and conditions of this Agreement, the Business shall be transferred as a going concern with effect from the Closing Date and the Buyer agrees to purchase from the Seller, and the Seller agrees to sell, transfer and deliver to the Buyer on the Closing Date (as defined herein), all of the Assets of the Seller on the Closing Date, free and clear of any lien, pledge, mortgage, security interest, claim, charge or other encumbrance of any kind whatsoever (except for liens, pledges, mortgages, security interests, claims, charges or encumbrances which the Buyer has expressly agreed to assume as set forth on Schedule 1.1 attached hereto, each a "Permitted Lien"), against the receipt by the Seller of the consideration specified in Section 1.3(a) hereof. The term "Assets" shall mean all of the assets owned by the Seller on the Closing Date, tangible and intangible, wheresoever situated and whether or not specifically referred to herein or in any instrument of conveyance delivered pursuant hereto, except such assets as are specifically listed pursuant to Section 1.4 hereof and defined therein as "Excluded Assets," and all of the Seller's right, title and interest therein or thereto including, without limiting the generality of the foregoing, the following:


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                                      -2-


          (a) All machinery and equipment, whether located on the premises of the Seller or the premises of its customers, suppliers, co-packers or partners or elsewhere (collectively, the "Equipment"), leasehold improvements, fixtures, parts, office furnishings and other fixed assets, whether or not recorded in the September 30 Balance Sheet (as defined herein) (except as otherwise disclosed on Schedule 1.4 hereto);

          (b) All computer hardware, software and support equipment and all records relating thereto (except as otherwise disclosed on Schedule 1.4 hereto);

          (c) All of the trademarks (whether or not registered) and trademark registrations and applications, trade secrets, patent and patent applications, copyrights and copyright applications, all copyrightable or other original works, service marks, service mark registrations and applications, trade dress, trade and product names, not constituting Restricted Assets (as defined herein) set forth on Schedule 1.1(c) hereto (collectively, the "Intellectual Property") (including without limitation any non-wholly owned rights in any such Intellectual Property, which includes Seller's rights in all Intellectual Property jointly owned with California Natural Products ("CNP") and/or Pat R. Mitchell, Cheryl R. Mitchell and/or any other person or party) and all trade secrets, proprietary information (including notes, notebooks and testing information) and know-how relating thereto;

          (d) All customer lists, including terms of sale, price lists and related records and associated goodwill;

          (e) All permits, licenses, franchises and other governmental authorizations not constituting Restricted Assets as set forth on Schedule 1.1(e);

          (f) All inventories, supplies, raw materials, packaging, work in progress and finished goods (including all raw materials and finished goods at co-packers) (except as otherwise disclosed on Schedule 1.4 hereto);

          (g) All rights in favor of the Seller under contracts, commitments, agreements and equipment leases not constituting Restricted Assets which the Buyer has agreed to assume;

          (h) All accounts receivable, notes receivable, prepaid expenses and any other rights to receive payment;

          (i) All cash and cash equivalents;

          (j) All rights to causes of action, demands, judgments, claims and indemnity rights;


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                                      -3-


          (k) All securities held by or on behalf of the Seller at the opening of business on the Closing Date (except (i) the common stock of and all other equity interests in the UK Subsidiary and (ii) as otherwise disclosed on Schedule 1.4 hereto);

          (l) All research and development projects including all notebooks and testing information with respect thereto;

          (m) All approvals of any government agency or authority and all applications therefore, including without limitation such approvals issued by or with respect to and such applications submitted to or with respect to the U.S. Food and Drug Administration (the "FDA"), the U.S. Department of Agriculture (the "USDA"), the Nutrition Labeling and Education Act of 1990 or the Organic Food Productions Act of 1990 or the National Organic Program authorized thereunder (the "NOP") and any other similar or equivalent local, state or foreign regulations, authority and/or agency;

          (n) All recipes, formulas (including without limitation the recipe and formulas for Rice Dream and any other rice milk product), products bills of materials and standard cost sheets, each of which will be provided in written form, and all plates and artwork; and

          (o) All books and records, including, without limitation, supplier lists and accounts, true and correct copies of the Seller's general ledger, Tax Returns and related work papers, and all advertising and promotional literature relating to the products or operations of the Seller.

     1.2 Restricted Assets.

     (a) In the event that any permit, license, franchise, governmental authorization, contract, agreement, equipment lease, right or obligation of the Seller on the Closing Date is not assignable to the Buyer by its terms or by virtue of its subject matter (each, a "Restricted Asset"), the Seller shall use commercially reasonable best efforts, and the Buyer shall cooperate reasonably with the Seller, (i) to promptly obtain the consents and waivers necessary to convey or cause to be conveyed to the Buyer all of the Restricted Assets, and
(ii) as of and subject to the occurrence of the Closing (as defined herein), convey to the Buyer the Restricted Assets for which the Seller has received the necessary consents and waivers.

     (b) To the extent that the consents and waivers necessary to assign, transfer, sublease or sublicense any of the Restricted Assets are not obtained as of the Closing Date, the Seller shall, commencing on the Closing Date and continuing for the duration of the useful life of each such Restricted Asset, use commercially reasonable best efforts to (i) provide to the Buyer the benefits of any such Restricted Asset not assigned, transferred or subleased due to the Seller's failure or inability, as the case may be, to obtain such consent or waiver, (ii)


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                                      -4-


cooperate with the Buyer to reach a reasonable and lawful arrangement designed to provide the benefits of each such Restricted Asset to the Buyer during the useful life of such Restricted Asset and (iii) enforce at the request of the Buyer, or allow the Buyer to enforce, any rights of the Seller under any such Restricted Asset against the issuer thereof or the other party or parties thereto (including the right to elect to terminate any of the foregoing in accordance with the terms thereof upon the request of the Buyer). Except as set forth above, the Seller shall have no further duties or obligations under this
Section 1.2 with respect to such Restricted Assets and the failure or inability to obtain any necessary consent or waiver with respect thereto shall not be a breach of this Agreement so long as the Seller has carried out its obligations under this Section 1.2.

     (c) To the extent that the Buyer is provided the benefits of any Restricted Asset pursuant to clause (b) of this Section 1.2, the Buyer shall perform for the benefit of the issuer thereof, or the other party or parties thereto, the obligations of the Seller thereunder or in connection therewith. If the Buyer shall fail to perform to the extent required herein, the Seller shall thereafter cease to be obligated under this Section 1.2 to provide the Buyer with any benefits in respect of the Restricted Asset which is the subject of such failure to perform.

     1.3 Purchase Price.

     (a) The consideration for the acquisition of the Assets (the "Purchase Price") shall consist of:

          (i) $44,159,222 in cash (the "Cash Consideration"), of which (A) $36,159,222 shall be paid to Seller on the Closing Date by wire transfer of immediately available funds and (B) $8,000,000 (the "Escrow Deposit") shall be deposited in the Escrow Account (as defined below); and

          (ii) $7,000,000 to be paid in the form of 532,765 shares (the "Stock Consideration") of the Buyer's common stock, par value $0.01 per share (the "Common Stock").

     The Stock Consideration shall be delivered by the Buyer to the Parent at the Closing in such names and denominations as instructed not less than one Business Day prior to the Closing.

     (b) On the Closing Date, the Buyer shall deliver the Escrow Deposit to the Escrow Agent (as defined herein) by wire transfer of immediately available funds to an account designated by the Escrow Agent (the "Escrow Account"). The Escrow Deposit will be held and distributed by the Escrow Agent in accordance with, and subject to the provisions of, an Escrow Agreement (the "Escrow Agreement") among the Buyer, the Seller, the Shareholder and Continental Stock Transfer and Trust Company (or another escrow agent accept-


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                                      -5-


able to the Buyer, the Seller and the Shareholder), as Escrow Agent (the "Escrow Agent"), substantially in the form of Exhibit A hereto.

     (c) The sum of the Purchase Price and the liabilities assumed by the Buyer hereunder shall be allocated among the Assets in accordance with the requirements of Section 1060 of the Code (as defined herein) and as set forth in a written appraisal (the "Appraisal") prepared by an independent nationally recognized appraisal firm selected by the Seller and reasonably acceptable to the Buyer; provided that the allocation to receivables shall be no less than their face amount. The Appraisal shall be conducted within forty-five (45) days of the Closing Date. The Buyer shall assume the expenses of the Appraisal. Within five business days of its receipt of the Appraisal from the appraisal firm, the Seller shall deliver to the Buyer a true and correct copy thereof for the Buyer's review and approval, which approval shall not be unreasonably withheld. The Purchase Price and the liabilities assumed by the Buyer hereunder shall not be so allocated until the Buyer has approved of the Appraisal. Unless otherwise required by law, the parties shall not take any position inconsistent with the foregoing allocation on any Tax Return or for any other Tax purpose.
Schedule 1.3(c) shall specify the allocation of the Purchase Price (which, for purposes of such Schedule, shall deem certain indebtedness and other liabilities of the Seller to be assumed by the Buyer at Closing to constitute a portion of the Purchase Price) between the Parent and the UK Subsidiary.

     1.4 Excluded Assets. There shall not be included in the Assets to be sold, conveyed, transferred and delivered by the Seller to the Buyer those assets listed on Schedule 1.4 hereto (the "Excluded Assets").

     1.5 Post-Closing Purchase Price Adjustment. The Purchase Price set forth in
Section 1.3(c) shall be subject to adjustment after the Closing Date as follows:

          (a) Within 25 days after the Closing Date, the Seller and Shareholder, at their expense, shall prepare and deliver to the Buyer an unaudited consolidated balance sheet of the Seller (excluding the Excluded Assets and the Excluded Liabilities) as of the Closing Date (the "Interim Balance Sheet"). The Interim Balance Sheet shall fairly present the Assets being acquired and the liabilities being assumed by the Buyer and be prepared in accordance with accounting principles generally accepted in the United States ("U.S. GAAP"), consistently applied (except as otherwise noted on Schedules 2.6(a) and 2.6(b)). The Assets being acquired and liabilities being assumed shown on the Interim Balance Sheet shall be consistent with the representations and warranties of the Seller and the Shareholder made in this Agreement and the Interim Balance Sheet shall be prepared on a basis consistent with the methods, format, account classification and account adjustment for included and excluded assets and liabilities employed and agreed to in preparing the September 30 Balance Sheet and the Forecasted Balance Sheet. The Interim Balance Sheet shall be accompanied by a


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                                      -6-


     schedule setting forth the Working Capital of the Seller as of the Closing Date prepared in accordance with Schedule 1.5 (such schedule, the "Interim Working Capital Statement").

          (b) Within 60 days after the Closing Date, the Seller's accountants, at the expense of the Seller and the Shareholder, shall audit the Interim Balance Sheet and the Interim Working Capital Statement and the Seller and the Shareholder shall deliver or cause to be delivered the resulting audited balance sheet and audited working capital statement (the "Draft Final Balance Sheet," and the "Draft Final Working Capital Statement," respectively). The Draft Final Balance Sheet shall fairly present the Assets being acquired and the liabilities being assumed by the Buyer and (except as otherwise disclosed in Schedules 2.6(a), 2.6(b) and 2.6(c)) be prepared in accordance with U.S. GAAP, consistently applied. The Assets being acquired and liabilities being assumed shown on the Draft Final Balance Sheet shall be consistent with the representations and warranties of the Seller and the Shareholder made in this Agreement and the Draft Final Balance Sheet shall be prepared on a basis consistent with the methods, format, account classification and account adjustment for included and excluded assets and liabilities employed and agreed to in preparing the September 30 Balance Sheet.

          (c) The Buyer shall have reasonable opportunity to participate in the preparation of the Interim Balance Sheet, Interim Working Capital Statement, Draft Final Balance Sheet and Draft Final Working Capital Statement by (i) observing the physical inventory taken in connection therewith, (ii) attending any audit planning meetings in connection therewith, (iii) meeting with and discussing procedures with the Seller and the Shareholder and the Seller's accountants at a location reasonably acceptable to the Seller and Shareholder during normal business hours and
     (iv) otherwise having full access to all information used in preparation of the Interim Balance Sheet, Interim Working Capital Statement, Draft Final Balance Sheet and Draft Final Working Capital Statement, including the books, records, and the work papers of the Seller's accountants.

          (d) In the event that in Buyer's determination the Draft Final Balance Sheet and/or the Draft Final Working Capital Statement have not been prepared on the basis set forth herein, the Buyer may, within 30 days of receiving the Draft Final Balance Sheet and the Draft Final Working Capital Statement, provide a written notice of objection (an "Objection Notice") which shall set forth a detailed statement describing its objections (setting forth in detail each amount objected to, the amount proposed as an adjustment thereto and the basis for such objection). The Buyer, the Seller and the Shareholder shall use commercially reasonable best efforts to resolve any such objections, but if they do not reach a final resolution within 20 days after Seller and Shareholder have received the statement of objections, any remaining objections shall be fi-nally resolved by arbitration in accordance with the rules then in effect of the American Arbitration Association by three arbitrators (the "Arbitrators"), all of whom are certified public accountants with any of the "Big 4" public accounting firms, Grant Thornton LLP or BDO Seidman, LLP, or any of their respective successors, in each case which are not at such time engaged by any of the parties hereto appointed pursuant to such rules. The arbitration shall be held in New York, New York, and shall involve a reasonable amount of discovery according to limits to be established by the Arbitrators. Judgment upon the award rendered may be entered in any court having jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

          (e) During the Buyer's review of the Draft Final Balance Sheet and Draft Final Working Capital Statement audited by the Seller's auditors, the Buyer and its representatives shall have full access to all work papers and supporting schedules and documentation of the Seller and its auditors used to prepare the Draft Final Balance Sheet and Draft Final Working Capital Statement.

          (f) The fees and expenses of the Arbitrators and of the American Arbitration Association shall be divided equally between the Buyer, on the one hand, and the Shareholder and the Seller, on the other hand, with one-half of all such costs payable by each party; provided that the Arbitrators may award reasonable fees and expenses to any prevailing party in such arbitration.

          (g) The "Final Working Capital Statement" and the "Final Balance Sheet" shall be (i) the Draft Final Working Capital Statement and the Draft Final Balance Sheet, respectively, in the event that no Objection Notice is delivered by the Buyer within the prescribed period, or (ii) the Final Working Capital Statement and Final Balance Sheet, respectively, as adjusted by either (x) the agreement of the parties or (y) the Arbitrators.

          (h) If the Working Capital as shown on the Final Working Capital Statement is less than $10,289,197 (the "Working Capital Base"), then the Seller shall pay to the Buyer, by wire transfer of immediately available funds, within three Business Days after the date on which the Final Balance Sheet and Final Working Capital Statement is finally determined pursuant to this Section 1.5, an amount equal to the difference between the Working Capital Base and the Working Capital as shown on the Final Working Capital Statement.

          (i) "Working Capital" as used herein shall be determined in accordance with Schedule 1.5.

     1.6 Instruments of Transfer and Conveyance.

     (a) The sale, conveyance, transfer, assignment and delivery of the Assets, as herein provided, shall be effected by delivery by the Seller at the Closing of such deeds, bills of sale, endorsements, assignments, certificates or other instruments of transfer and conveyance, duly executed by the Seller, as the Buyer shall reasonably request to vest in Westbrae Natural, Inc., a Delaware corporation and a wholly owned subsidiary of the Buyer (the "US Buyer"), in the case of the Assets of the Parent, and Hain-Celestial (UK) Limited, a private limited liability company organized under the laws of England and Wales and a wholly owned subsidiary of the Buyer (the "UK Buyer"), in the case of the Assets of the UK Subsidiary, good and marketable title to the Assets (free and clear of any lien, pledge, mortgage, security interest, claim, charge or other encumbrance other than Permitted Liens). The assumption of the Assumed Liabilities, as herein provided, shall be effected by delivery of assumption agreements or other instruments of assumption, duly executed by the UK Buyer, with respect to such Assumed Liabilities that are Liabilities of or arising out of the business of the UK Subsidiary, and by the US Buyer, with respect to all other Assumed Liabilities.

     (b) The Shareholder and the Seller agree that they, and each of them, will on the Closing Date with respect to all of the Assets, and from time to time after the Closing Date, upon the reasonable request of the Buyer, do, execute, acknowledge and deliver, and will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, certificates, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably requested by the Buyer to assure or confirm the Buyer's good and marketable title to and interest in, or to enable it to deal with and dispose of any of, the Assets.

     (c) In relation to the Assets of the UK Subsidiary specified in Section 1.1(h) (the "UK Accounts Receivable"), the UK Buyer confirms that it will use all reasonable commercial endeavours to collect the UK Accounts Receivable and the UK Subsidiary shall provide such assistance as the UK Buyer may reasonably request as appropriate. In the event that any UK Accounts Receivable remain fully or partly outstanding 60 days following the Closing and the UK Buyer wishes to bring an action to recover the UK Accounts Receivable, the UK Subsidiary shall from time to time after the Closing upon the request of the UK Buyer execute and deliver a deed of assignment in the form agreed with the UK Buyer as set out in Schedule 1.6(c) to assure or confirm the UK Buyer's title to and interest in such of the UK Accounts Receivable which remain outstanding and provide such further assistance as the UK Buyer may reasonably require in relation to such action.

     1.7 Assumption of Liabilities.

          (a) Subject to the terms and conditions set forth in this Agreement, at the Closing the Buyer shall assume and agree to pay, honor and discharge in accordance with their respective terms and when due all of the following Liabilities of the Seller (collectively, the "Assumed Liabilities"):

               (i) any and all Liabilities of the Seller that are (x) reflected on the September 30 Balance Sheet or (y) incurred after the date of the September 30 Balance Sheet in the ordinary course of the Seller's business and consistent with its past business practice;

               (ii) any and all Liabilities relating to any and all recalls, whether voluntary, required by any governmental authority or agency, or otherwise ("Product Recalls"), relating to any Pre-Closing Product (as defined herein), other than as set forth on Schedule 2.24 or for any Liabilities arising out of or based upon product liability claims; and

               (iii) any and all Liabilities arising out of the contracts, agreements and commitments set forth on Schedule 2.10(a) hereto and marked with an "A" on such schedule indicating that such contract, agreement or commitment has been assumed by the Buyer;

except, in each case, claims arising under or based on Environmental Laws (as defined herein), Employee Benefit Plans (as defined herein) or other employment matters arising from the operation of the Business on or prior to the Closing Date and any Liability in respect of Taxes (the Liabilities excluded pursuant to this exception, the "Environmental, Employment and Tax Liabilities").

     The assumption of the Assumed Liabilities shall be effected by the delivery by the Buyer at the Closing of such instruments of assumption, duly executed by the Buyer, as the Seller shall reasonably request.

     For purposes hereof, (i) the term "Liabilities" means debts, liabilities, payables, accrued expenses, obligations and responsibilities of any nature of the Seller, whether fixed or contingent, known or unknown, matured or unmatured, express or implied and (ii) the term "Pre-Closing Products" means any products shipped, sold and/or produced by or for the Seller prior to the Closing Date.

     (b) Notwithstanding any other provisions of this Agreement, the Buyer does not hereby assume or undertake or agree to assume (i) any Liability set forth on
Schedule 1.7(b) hereof or (ii) any Liability or commitment of the Seller or arising out of or from the operation of the Business on or prior to the Closing Date or otherwise related to the Seller or the Business other than the Assumed Liabilities ((i) and (ii) collectively, the "Excluded Liabilities").

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                        OF THE SHAREHOLDER AND THE SELLER


     The Shareholder and Parent (and, in relation to such sections of this Article II which relate to the UK Subsidiary, its assets and liabilities and insofar as they so relate, the UK Subsidiary) hereby represent and warrant to the Buyer as follows:

     2.1 Corporate Organization, Etc. Each of the Parent and the UK Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to conduct its business as presently conducted, and to own or lease the properties and assets it now owns or holds under lease; and is duly qualified or licensed to do business and is in good standing as a foreign corporation in every jurisdiction in which the conduct of its business or the ownership or leasing of properties requires it to be so qualified or licensed (which jurisdictions are set out in Schedule 2.1 hereto).

     2.2 Outstanding Stock. All of the outstanding shares of capital stock of the Parent are owned by the Shareholder, free and clear of any lien, charge, encumbrance or security interest of any kind whatsoever. The Seller does not have outstanding, and is not bound by or subject to, any subscription, option, warrant, call, right, contract, commitment, agreement, understanding or arrangement to issue any additional shares of capital stock, including any right of conversion or exchange under any outstanding security or other instrument.
Schedule 2.2 hereto sets forth each wholly-owned subsidiary of the Seller. The Seller owns all the outstanding shares of capital stock of each such subsidiary, free and clear of any lien, charge, encumbrance or security interest of any kind whatsoever. No such subsidiary has any outstanding, and is not bound by or subject to, any subscription, option, warrant, call, right, contract, commitment, agreement, understanding or arrangement to issue any additional shares of capital stock, including any right of conversion or exchange under any outstanding security or other instrument. Other than as set forth on such
Schedule 2.2, the Seller has no equity or voting interest or any rights, agreements or understandings to receive any equity or voting interests in any entity. Other than through the Shareholder's equity interest in the Seller, the Shareholder has no equity or voting interest or any right to receive such in any of the Seller's subsidiaries.

     2.3 Authorization; Execution and Delivery, Etc. The Shareholder and the Seller have full power and authority to execute and deliver this Agreement and the Related Agreements (as defined herein) to which they are a party, and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Shareholder and the Seller of this Agreement and the Related Agreements to which they are a party have been duly authorized by the Shareholder and the Board of Directors of the Seller, respectively. This Agreement constitutes, and the Related Agreements, when executed and delivered, will each constitute, the valid and binding agreement of the Shareholder and the Seller, to the extent each is a party thereto, each enforceable in accordance with its terms, except (i) as the enforcement thereof may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and (ii) as such obligations are subject to general principles of equity.

     2.4 Consents and Approvals of Governmental Authorities. Except as set forth on Schedule 2.4 attached hereto, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution and delivery by the Shareholder and the Seller of this Agreement and the Related Agreements to which each is a party or the performance by the Shareholder and Seller of their respective obligations hereunder and thereunder.

     2.5 No Violation. Except as set forth on Schedule 2.5(a), the execution and delivery of this Agreement and the Related Agreements by the Shareholder and the Seller, to the extent each is a party thereto, and the consummation by the Shareholder and the Seller of the transactions contemplated hereby and thereby, will not (a) constitute or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or the lapse of time, or both, has the potential of constituting a default), or result in the creation of any lien, charge or encumbrance upon any properties or assets of the Shareholder or the Seller, under, (i) the Articles of Incorporation or by-laws or other constituent documents of the Seller or (ii) any mortgage, indenture, loan or credit agreement or any other agreement or instrument to which the Shareholder or the Seller is a party, or by which any of their properties is bound or affected which (with respect to this subclause (ii) only) breach default or event would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of any of the Seller or the Shareholder to fulfill any of its obligations under this Agreement or the Related Agreements to which it is a party or which would have or reasonably be expected to have a material adverse effect on the business, assets, properties, liabilities, condition (financial or otherwise), results of operations or prospects of the Business or on the Assets, taken as a whole (a "Business Material Adverse Effect"), (b) violate any law, regulation, judgment, injunction, order or decree binding upon the Shareholder or the Seller, (c) except as would not, individually or in the aggregate, have or reasonably be expected to have a Business Material Adverse Effect, result in the loss of any license, franchise, permit, legal privilege or legal right enjoyed or possessed by the Seller relating to the Business, or (d) except as would not, individually or in the aggregate, have or reasonably be expected to have a Business Material Adverse Effect, give the right of termination to any party to any agreement or other instrument to which the Seller is a party or by which any of its properties or assets is bound. Schedule 2.5(b) sets forth all of the Restricted Assets.

     2.6 Financial Statements.

     (a) Set forth on Schedule 2.6(a) are true and complete copies of the audited consolidated balance sheets of the Parent and its consolidated subsidiaries as of December 31, 2001 and December 31, 2000 and the audited consolidated statements of income, stockholder's equity and cash flows of the Parent and its consolidated subsidiaries for each of the three years in the period ended December 31, 2001 (collectively, the "Audited Financials"). The Audited Financials present, in all material respects, the consolidated financial position of the Parent and its consolidated subsidiaries for the periods presented and the consolidated results of operations of the Parent and its consolidated subsidiaries for the years then ended, and have been prepared in accordance with U.S. GAAP, consistently applied.

     (b) Set forth on Schedule 2.6(b) are true and complete copies of the unaudited consolidated balance sheet of the Parent and its consolidated subsidiaries at September 30, 2002 (the "September 30 Balance Sheet") and the unaudited consolidated statements of income, stockholder's equity and cash flows of the Parent and its consolidated subsidiaries for the nine month period then ended (collectively, the "September 30 Financials"). Except as set forth on Schedules 2.6(a) and 2.6(b), the September 30 Financials fairly present, in all material respects, the consolidated financial position of the Business at September 30, 2002, and the consolidated results of operations of the Business for the period then ended, and have been prepared in accordance with U.S. GAAP, consistently applied; provided that such financial statements lack footnotes and other presentation items. The September 30 Balance Sheet reflects all liabilities of the Seller, whether absolute, accrued or contingent, as of the date thereof of the type required to be reflected or disclosed on a balance sheet prepared in accordance with U.S. GAAP, consistently applied.

     (c) Set forth on Schedule 2.6(c) are true and complete copies of the forecasted unaudited consolidated balance sheet of the Parent and its consolidated subsidiaries at December 31, 2002 (the "Forecasted Balance Sheet") and the forecasted unaudited consolidated statements of income, stockholder's equity and cash flows of the Parent and its consolidated subsidiaries for the fiscal year then ended (collectively, the "Forecasted 2002 Financials"). The Forecasted 2002 Financials, which were prepared in good faith and on a reasonable basis in light of the facts and circumstances as they existed as of the time such financial statements were prepared, fairly present, in all material respects, the forecasted financial position of the Business as of a December 31, 2002 and except as set forth on Schedules 2.6(a), 2.6(b) and 2.6(c), were prepared in accordance with U.S. GAAP, applied consistently on a basis consistent with the Audited Financials; provided that such financial statements lack footnotes and other presentation items. In addition, neither the Seller nor the Shareholder has knowledge of any facts or circumstances that would cause it to believe that this Section 2.6(c) is inaccurate or untrue in any respect as of the Closing Date.

     (d) The Draft Final Balance Sheet and the Draft Final Working Capital Statement will fairly present, in all material respects, the financial position of the Business as of the Closing Date and, except as set forth on Schedules 2.6(a), 2.6(b) and 2.6(c), will be prepared in accordance with U.S. GAAP, consistently applied, on a basis consistent with the September 30 Balance Sheet and balance sheets contained among the Audited Financials and the Forecasted Balance Sheet.

     2.7 Absence of Certain Changes. From September 30, 2002 to the date of this Agreement, the Business has been conducted in the ordinary and usual course consistent with past practice and, except as set forth on Schedule 2.7, there has not been:

          (a) any material adverse change in the Business, including without limitation amendments or changes in the Sellers' Articles of Incorporation or Bylaws and the loss or, to the knowledge of the Seller or the Shareholder, threatened loss, of a material customer, assets, properties, liabilities, condition (financial or otherwise) or results of operations of the Business, taken as a whole (whether or not covered by insurance);

          (b) any damage, destruction or loss materially and adversely affecting the business, assets, properties, liabilities, condition (financial or otherwise) or results of operations of the Business, taken as a whole (whether or not covered by insurance);

          (c) other than the cash distributions on common stock of the Seller as set forth on the Forecasted 2002 Financials attached hereto, any declaration, setting aside or payment of any dividend or other distribution or payment (whether in cash, stock or property) in respect of the capital stock of the Seller, or any redemption or other acquisition of such stock by the Seller or any split, combination or reclassification in respect of the Seller's capital stock, or any issuance of any other securities in respect of, in lieu of or in substitution for shares of the Seller's capital stock, or any direct or indirect repurchase, redemption or other acquisition by the Seller's capital stock (or options, warrants or other rights convertible into, exercisable or exchangeable therefor);

          (d) any disposal or lapse of any Intellectual Property, except as would not, individually or in the aggregate, have or reasonably be expected to have a Business Material Adverse Effect;

          (e) any loan by the Seller to any person or entity, incurring by the Seller of any indebtedness or any guaranteeing of any debt securities of others, except for: (i) advances to employees for travel and business expenses and (ii) trade payables incurred in the ordinary course of business;

          (f) any waiver or release of any right or claim of the Seller, including any write-off or other compromise of any account receivable of the Seller, except as would not, individually or in the aggregate, have or reasonably be expected to have a Business Material Adverse Effect;

          (g) any commencement, settlement, notice or, to the knowledge of the Shareholder, threat of any lawsuit or proceeding or other investigation against the Seller or its affairs;

          (h) issuance or sale any shares of the Seller or securities convertible into, or exercisable or exchangeable for the Seller's capital stock;

          (i) any actual or, to the knowledge of the Seller, threatened labor stoppage or dispute, except as would not, individually or in the aggregate, have or reasonably be expected to have a Business Material Adverse Effect;

          (j) any capital expenditures (or leases in the nature of a conditional purchase of capital equipment) in excess of $25,000 individually or $100,000 in the aggregate;

          (k) any change by the Seller in its accounting methods or principles;

          (l) other than as set forth in clause (c) of this Section 2.7, any payment by the Seller of any bonus or increase of any compensation (except ordinary course of business increases) payable to any officer or employee or entry into (or amendment of) any employment, severance or similar agreement with any director, officer or employee;

          (m) any adoption of or change in any Employee Benefit Plan (as defined below) or labor policy;

          (n) any sale (other than sales of inventory in the ordinary course of business), assignment, conveyance, lease, or other disposition of any material asset or property of the Seller (except the disposition of disposable assets and assets that have become obsolete or unusable, all in the ordinary course of business) or mortgage, pledge, or imposition of any material lien or other encumbrance on any asset or property of the Seller;

          (o) except as referred to in Section 4.9 hereof, the Seller has not entered into any transaction or made or entered into any contract or commitment which is not in the ordinary course of business;

          (p) to the knowledge of the Seller or the Shareholder, any pending or threatened review or decision by any customer of the Seller whose purchases represent greater than 3% of the annualized revenue of the Seller to reduce the quantity of its purchases from the Seller on a going forward basis when compared with its purchases for 2002;

          (q) any changes in the Seller's trade or consumer promotions in excess of those forecasted in the Forecasted 2002 Financials; or

          (r) any agreement, whether or not in writing, to do any of the foregoing.

     2.8 Tax Matters. Except as set forth on Schedule 2.8, (a) all Tax Returns (as defined herein) required to be filed by the Seller have been filed on a timely basis with the appropriate governmental agencies; (b) all such Tax Returns were correct and complete in all material respects; (c) all Taxes (as defined herein) shown as due and payable on such Tax Returns or otherwise due and payable have been fully and timely paid; (d) except as set forth in Schedule 2.8, there are no ongoing or pending audits with respect to such tax returns and no material issues have been raised by any taxing authority in connection with any of the Tax Returns referred to in the foregoing clauses for which there are ongoing or pending audits or examinations with respect to any such Tax Return;
(e) no waivers of statutes of limitation with respect to the foregoing Tax Returns have been given by or requested from the Seller or the Shareholder; (f) there are no liens for Taxes (other than for current Taxes not yet due and payable) on the Assets; (g) none of the Assets is property that is required to be treated as being owned by any other person pursuant to the so called safe harbor lease provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954, as in effect immediately prior to the enactment of the Tax Reform Act of 1986; (h) none of the Assets directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code (as defined herein); (i) none of the Assets is "tax exempt use property" within the meaning of Section 168(h) of the Code; and (j) none of the Assets is "tax-exempt bond financed property" within the meaning of Section 168(g)(5) of the Code.

     2.9 ERISA and Other Employee Benefit Plans.

     (a) Except as set forth in Section 2.9 attached hereto, there are no "employee pension benefit plans" as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("Pension Benefit Plans"), "welfare benefit plans" as defined in Section 3(1) of ERISA ("Welfare Plans") or stock bonus, stock option, restricted stock, stock appreciation right, stock purchase, bonus, incentive, deferred compensation, severance, or vacation plans, employment or consulting agreement, or any other employee benefit plan, program, policy or arrangement, covering employees (or former employees) employed in the United States, maintained or contributed to by the Seller or to which the Seller contributes or is obligated to make payments thereunder or otherwise may have any liability (collectively, the "Employee Benefit Plans"). The Seller has no ERISA Affiliates. For purposes of this Agreement, "ERISA Affiliate" shall mean any person (as defined in Section 3(9) of ERISA) that is or has been a member of any group of persons described in Section 414(b), (c), (m), (o) or (t) of the Code.

     (b) The Seller has not incurred, nor is it reasonably likely to incur any liability under Title IV of ERISA, except as would not, individually or in the aggregate, have or reasonably be expected to have a Business Material Adverse Effect.

     2.10 Contracts and Other Data.

     (a) Schedule 2.10(a) attached hereto contains a complete and accurate list of all existing outstanding contracts, agreements and commitments (with contracts, agreements and commitments being assumed by the Buyer indicated by an "A") whether written or oral of the Seller (i) the terms of which provide for the payment by the Seller after the date hereof as the recipient of goods or services of more than $25,000 or involve the receipt by the Seller as the provider of goods or services of more than $50,000, (ii) whereby the Seller leases equipment and the annual rental of such equipment exceeds $50,000, (iii) whereby the Seller has a firm commitment to purchase capital equipment (or lease in the nature of a conditional purchase of capital equipment) and the value of such capital equipment exceeds $50,000 (with the leases being assumed by Buyer indicated by an asterisk), (iv) which continue for a period of twelve months or more and are not subject to a unilateral right of termination by the Seller without consideration, (v) which restrict or purport to restrict in any material respect any business activities or freedom of the Seller (or, to the knowledge of the Shareholder or the Seller, any of its officers or employees) to engage in any business or to compete with any person, or (vi) which relate to employment, consulting and agency agreements which provide for any severance or termination benefit, or any other agreements, contracts and commitments material to the Business. Except as set forth on Schedule 2.10(a) or Schedule 2.5, the Seller is not in default (nor is there any event which with notice or lapse of time or both would constitute a default) under any contract or commitment. The Shareholder and the Seller have provided the Buyer with true and correct copies of all correspondence with the Seller's co-packers for the last three fiscal year and the current year to date. There exists no written or verbal commitment, agreement or other arrangement or understanding between the Seller and any other party pursuant to which the Seller is to extend any trade promotional funds, free goods or other credits, which obligation or commitment would extend beyond the current calendar year.

     (b) Schedule 2.10(b) attached hereto contains a complete and accurate list of all policies of insurance relating to the Business currently in force in the name of and for the benefit of the Seller, including, without limitation, such policies covering public and product liability, properties, buildings, machinery, equipment, furniture, fixtures and operations.

     (c) Schedule 2.10(c) attached hereto contains a complete and accurate list of the name of each bank in which the Seller has an account or safe deposit box, the account number thereof and the names of all persons authorized to draw thereon or to have access thereto.

     2.11 Intellectual Property. (a) Schedule 1.1(c) attached hereto contains a complete and accurate list of all of the Intellectual Property owned (including without limitation any non-wholly owned rights in any such Intellectual Property, which includes the Seller's rights in all Intellectual Property jointly owned with CNP and/or Pat R. Mitchell, Cheryl R. Mitchell and/or any other person or party) or controlled by the Seller. Except as set forth on
Schedule 1.1(c), (i) the Seller has or owns, directly or indirectly, all right, title and interest to such Intellectual Property or has the perpetual right to use such Intellectual Property without consideration; none of the rights of the Seller in or use of such Intellectual Property has been or is currently being or, to the knowledge of the Shareholder or the Seller, is threatened to be infringed or challenged; (ii) all of the patents, trademark registrations, service mark registrations, trade name registrations and copyright registrations included in such Intellectual Property have been duly issued and have not been canceled, abandoned or otherwise terminated; and (iii) all of the patent applications, trademark applications, service mark applications, trade name applications and copyright applications included in such Intellectual Property have been duly filed. The Seller owns or has adequate licenses or other rights to use all Intellectual Property, know-how and technical information required for the operation of the Business, except where the failure to so own or have would not, individually or in the aggregate, have or reasonably be expected to have a Business Material Adverse Effect. At the Closing, the Buyer will receive all the Intellectual Property of the Seller free and clear of any lien, pledge, mortgage, security interest, claim, charge or other encumbrance of any kind whatsoever other than Permitted Liens.

     (b) Other than through the Shareholder's equity interest in the Seller, the Shareholder has no ownership interest in the Seller's Intellectual Property (including without limitation the Seller's non-wholly owned rights in any such Intellectual Property, which includes the Seller's rights in all Intellectual Property jointly owned with CNP and/or Pat R. Mitchell, Cheryl R. Mitchell and/or any other person or party) and has no rights and other arrangements (whether written or oral) to acquire any ownership interests therein or to receive any royalty or other payments with respect thereto.

     2.12 Funded Debt. Except as set forth in Schedule 2.12 attached hereto, as of the Closing, neither the Seller nor any of its subsidiaries will have any outstanding indebtedness for borrowed money. Neither the Seller nor any of its subsidiaries guarantees the indebtedness of, provides letters of credit to the benefit of, or otherwise provides credit support to, any third party, including the Shareholder or any subsidiary of the Seller. Since September 30, 2002, no funds of the Seller have been used to pay down or otherwise retire any amounts outstanding under (a) the Promissory Note issued by the Seller for the benefit of Ken Becker, dated January 7, 1998 or (b) the promissory note issued by the Seller for the benefit of Max Nissenbaum, dated June 30, 1991.

     2.13 Investments. Schedule 2.13 attached hereto contains a complete and accurate list of all corporations, partnerships, joint ventures or other business entities in which the Seller owns an equity interest of 5% or more, including the percentage of the Seller's equity interest therein. Except as disclosed on Schedule 2.13 attached hereto, the Seller does not have any commitment or understanding with respect to the purchase, repurchase or taking possession of any securities or equity interest in any corporation, partnership, joint venture or other business entity.

     2.14 Licenses, Permits, and Certificates. Except as otherwise set forth on
Schedule 2.14 or except as would not, individually or in the aggregate, have or reasonably be expected to have a Business Material Adverse Effect, the Seller has full legal right and authority and holds all licenses, permits, certificates or other evidences of authority (including without limitation such as are issued by or under the FDA, the USDA, the Nutrition Labeling and Education Act of 1990, the Organic Food Productions Act of 1990 or the NOP, or any other similar or equivalent local, state or foreign regulations, authority and/or agency) necessary to conduct the Business as presently conducted and to own or lease the properties used therein. Such necessary licenses, permits, certificates and other evidences of authority have not been revoked, rescinded, annulled or otherwise terminated nor, to the knowledge of the Shareholder or the Seller, has any action, investigation or proceeding been commenced to effect such revocation, rescission, annulment or termination.

     2.15 Title to and Condition of Properties and Assets. The Seller has good and marketable title to all of its properties and assets and Equipment (whether located on the premises of the Seller or the premises of its customers, suppliers, co-packers or partners or elsewhere), including, without limitation,
(a) all those used in its Business and (b) those reflected in the September 30 Balance Sheet (except as sold or otherwise disposed of in the ordinary course of business), subject to no mortgage, pledge, conditional sales contract, lien, security interest, right of possession in favor of any third party, claim or other encumbrance, except (i) liens for property taxes not yet due and payable and (ii) Permitted Liens. Subsequent to September 30, 2002, the Seller has not sold or disposed of any of property or assets or obligated itself to do so except in the ordinary course of business. The facilities, machinery, furniture, office and other equipment of the Seller that are used in its Business (whether located on the premises of the Seller or the premises of its customers, suppliers, co-packers or partners or elsewhere) are in good operating condition and repair, subject only to the ordinary wear and tear, and neither the Seller nor any property or asset owned or leased by the Seller is in violation of any applicable ordinance, regulation or building, zoning, environmental or other law in respect thereof of which the Seller or the Shareholder has knowledge or, whether or not the Seller or the Shareholder has knowledge thereof, the violation of which will not have a material adverse effect on the conduct of the business or the ownership or use of any of the properties or assets of the Seller.

     2.16 Certain Properties. Schedule 2.16 sets forth all real estate owned by the Seller and all personal property and real estate leased to the Seller and specifies, in the case of real estate, the location of each property, the use of the facility thereon, the name of the owner or the names of the lessor and the lessee, and the approximate square footage of the premises. The Seller has delivered to the Buyer (i) a copy of each deed or lease by which the Seller acquired title to or its interest in the real estate described in Schedule 2.16,
(ii) a copy of all title abstracts and title insurance policies the Seller has for the real estate described in Schedule 2.16, (iii) a copy of the most recent survey or surveys the Seller has for the real estate described in Schedule 2.16,
(iv) a copy of all certificates of occupancy for the improvements on the real estate described in Schedule 2.16 and a copy of any variance granted with respect to any of such real estate described in Schedule 2.16 pursuant to applicable zoning laws or ordinances and (v) a copy of each lease by which the Seller acquired its interest in the personal property described in Schedule 2.16, all of which documents are true and complete copies thereof (translated into English if the original thereof is in a foreign language) as in effect on the date hereof. The Seller has not received any written notice from any governmental agency, board, bureau, body, department or authority of any United States or foreign jurisdiction, with respect to any legal process or violation of law with respect to the ownership or use of any of the real estate described in Schedule 2.16. Except as set forth in Schedule 2.16, there is no easement, right-of-way agreement, license, sublease, occupancy agreement, or like instrument with respect to any of the real estate described in Schedule 2.16, except as would not, individually or in the aggregate, have or reasonably be expected to have a Business Material Adverse Effect. Each lease pursuant to which the Seller leases any real or personal property is in full force and effect and is valid and enforceable in accordance with its terms, except where failure to so be would not, individually or in the aggregate, have or reasonably be expected to have a Business Material Adverse Effect. There is not under any such lease any default by the Seller, or any event that with notice or lapse of time or both would constitute such a default by the Seller and with respect to which the Seller has not taken adequate steps to prevent such default from occurring; all of such events, if any, and the aforesaid steps taken by the Seller or are set forth in Schedule 2.16. To the knowledge of the Shareholder and the Seller, there is not under any such lease any default by any other party thereto or any event that with notice or lapse of time or both would constitute such a default thereunder by such party. Each property used in the business of the Seller is reflected in the September 30 Balance Sheet in the manner and to the extent required by U.S. GAAP.

     2.17 Absence of Undisclosed Liabilities. Except as disclosed in Schedule 2.17, the Seller has no debts, liabilities, payables or obligations of any nature, whether fixed or contingent, matured or unmatured, that, individually or in the aggregate, are or would be ma-terial to the business, assets, properties, liabilities, condition (financial or otherwise) or results of operation of the Business, taken as a whole, except to the extent the same are:

          (i) disclosed in this Agreement or any Schedule to this Agreement, or which are of the type or kind required to be disclosed in the Schedules hereto but are not disclosed solely because they fall below the minimum threshold dollar amount or materiality of the disclosures required by the terms of this Agreement to be set forth in such Schedules; or

          (ii) reflected on the September 30 Balance Sheet and not paid or discharged.

     2.18 Agreements in Full Force and Effect. Except as specifically noted on the Schedules attached hereto, all contracts, agreements, leases, certificates, permits, licenses and other instruments included in such Schedules attached hereto are valid and in full force and effect.

     2.19 Legal Proceedings, Etc. Except as set forth on Schedule 2.19, there is no legal, administrative, arbitration or other action or proceeding or governmental investigation pending or, to the Shareholder's or the Seller's knowledge, threatened against the Seller or any director, officer or employee or any Employee Benefit Plan or the trustee of any Employee Benefit Plan, nor to the knowledge of the Seller or the Shareholder, does a basis for such action, proceeding of investigation exist.

     2.20 Environmental Matters. Except as disclosed on Schedule 2.20:

          (a) The Seller is, and the operation of the Business is, in compliance in all material respects with the terms and conditions of all applicable Environmental Laws.

          (b) There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, order, proceeding, notice or demand letter received by or pending against the Seller under any Environmental Law or any order, decree, judgment or injunction entered or approved under such Environmental Law, in each case, relating to the Business or its operations, nor does the Seller nor the Shareholder have any knowledge of any intention or threat to do so or the existence of any fact or circumstance that could form the basis therefor.

          (c) There has been no release, storage, treatment or disposal by the Seller or, to the knowledge of the Seller and the Shareholder, by any agents or employees of the Seller, of any Hazardous Substance from, under or at any site or facility owned, leased or operated by the Seller in connection with the Business, and the Seller has not received notice nor does it have any knowledge of any release, storage, treatment or disposal of any Hazardous Substance from, under or at any Assets or by any Contractor in connection with the Business, in each case which has resulted in or would reasonably be expected to result in a material violation by or liability of the Seller under the Environmental Laws.

          (d) The Seller has not arranged for the disposal or treatment or the transport for disposal or treatment of any Hazardous Substances to any location in any manner which has resulted or would reasonably be expected to result in a material violation by or liability of the Seller under Environmental Laws.

          (e) To the knowledge of the Seller and the Shareholder, there are no past or present actions, activities, conditions or occurrences related to the Business or the Assets or any Contractor that could reasonably be expected to result in liability under any Environmental Law which liability would individually or in the aggregate have or reasonably be expected to have a Business Material Adverse Effect.

          (f) The Seller and the Shareholder have made available to the Buyer true and correct copies of all audits, assessments, surveys, reports and other documents and data in their possession which relate to any potential material liability under or violation of any Environmental Law regarding or relating to Assets or the Business or any Contractor.

          (g) The Seller has not assumed by contract or agreement or, to the knowledge of Seller and Shareholder, by operation of law, any obligation or liability under any Environmental Law, including without limitation any such obligation or liability of any Contractor, in connection with the Business or any Assets, which would reasonably be expected to result in a material liability or cost under any Environmental Law.

          (h) The term "Environmental Laws" means all federal, state, local and non-U.S. laws, statutes, common law doctrines, ordinances, codes, rules, regulations, judgments, orders, decrees, injunctions or agreements with any governmental body relating to pollution or protection of health or the Environment or worker health and safety, including, without limitation, those relating to the handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, formulation, packaging, labeling or discharge, emission or release of or exposure to Hazardous Substances (as defined below) including, without limitation, ambient air, indoor air, surface water, groundwater, drinking water supply, land surface or subsurface strata located both on and off-site) or otherwise relating to the manufacture, processing, distribution, generation, use, removal, abatement, remediation, treatment, storage, disposal, transport, handling, import or export of any Hazardous Substance. The term "Hazardous Substance" shall mean any toxic or hazardous substances, constituents, pollutants, contaminants or wastes, including, without limitation, asbestos, asbestos containing materials, polychlorinated biphenyls ("PCB"), gasoline, diesel fuel, pesticides, petroleum or any petroleum products or any other chemicals, materials, substances, contaminants or wastes regulated under or can give rise to liability under and Environmental Laws. The term "Environment" shall mean all air, surface water, groundwater or land, including without limitation, land surface or subsurface and wetlands, flora and fauna and all other natural resources. The term "Contractor" shall mean any person or entity with which the Seller formerly or presently has any agreement or arrangement, including without limitation, any entity with which the Seller has a co-packing or contract manufacturing agreement or arrangement, under which such person or entity has or had physical possession of, and was or is obligated to develop, test, process, manufacture, produce package or store, any ingredients or products for, or which are used or owned by, the Seller.

     2.21 Non-Infringement of Certain Rights of Others. To the knowledge of the Shareholder and the Seller, none of the services performed or products manufactured or sold by the Seller or Intellectual Property used by the Seller infringes the patent, trademarks, trade names, service marks, copyrights or other similar rights of any other person, and no other person has asserted in writing that the services performed or products manufactured or sold by the Seller infringe any such rights.

     2.22 Brokerage. Except as disclosed on Schedule 2.22, no broker or finder has acted directly or indirectly for the Shareholder or the Seller in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fee or other commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of the Shareholder or the Seller.

     2.23 Accounts Receivable. All accounts receivable reflected on the September 30 Balance Sheet are valid receivables, have been reduced by reserves for returns, allowances and customer promotional allowances reflected on the September 30 Balance Sheet, and, to the Shareholder's and the Seller's knowledge, are collectible and subject to no setoffs or counterclaims except as reflected on the September 30 Balance Sheet. The reserves reflected on the September 30 Balance Sheet are, to the knowledge of the Share-holder and the Seller, sufficient and adequate to cover all bad debts owed to the Seller and outstanding as of the date of September 30 Balance Sheet. All accounts receivable reflected in the financial or accounting records of the Seller that have arisen since September 30, 2002 are valid receivables, have been reduced by reserves for bad debts, returns and allowances reflected on the Forecasted Balance Sheet and, to the Shareholder's and the Seller's knowledge, are collectible and subject to no setoffs or counterclaims except as set forth on the Forecasted Balance Sheet. The reserves reflected on the Forecasted Balance Sheet are, to the knowledge of the Shareholder and the Seller, sufficient and adequate to cover all bad debts owed or to be owed to the Seller and outstanding or to be outstanding as of the date of the Forecasted Balance Sheet.

     2.24 Inventory. Except as set forth on Schedule 2.24(a): all inventory of the Seller is valued on the Seller's books and records at the lower of cost or market; obsolete items, items whose date code has expired and items of below standard quality have been written off or written down to their net realizable value on the books and records of the Seller; and the Seller has fully written-off on its books and records (i) all inventory of any type of product or ingredient for which the Seller has not had any sales for the past six months,
(ii) all inventory in excess of the Seller's forecasted sales for the next six months for any given product or ingredient (iii) all inventory for which the Seller, in its ordinary course of business, would not sell due to the proximity of the expiration of the item's or product's useful life, (iv) all inventory of organic products that does not conform to the NOP standards. Subject to reserves reflected on the September 30 Balance Sheet, all such inventory consisting of raw materials or packaging is usable in the ordinary course of business, and all such inventory consisting of finished goods is, and all such inventory consisting of work in process will upon completion be, of merchantable quality, meeting all contractual, FDA, USDA and Nutrition Labelling and Education Act of 1990 requirements, and is, or in the case of work in process, will be, saleable in the ordinary course of business. Except as set forth on Schedule 2.24(b), since December 31, 2001 there have not been any Product Recalls (as defined herein).

     2.25 Product Warranty. Except as described on Schedule 2.25, (a) the Seller has not agreed to become or otherwise is not responsible for consequential damages (exclusive of responsibilities imposed by law) and has not made any express warranties to third parties with respect to any products created, manufactured, sold, distributed or licensed, or any services rendered, by the Seller; (b) to the knowledge of the Seller and the Shareholder there are no warranties (express or implied) outstanding with respect to any such product or products or services other than any such implied by law pursuant to Sections 2-312, 2-313(b) and 2-314 of the New York UCC or the Seller's customer purchase order or contract forms, or the Seller's order information forms; (c) there are no material design, manufacturing or other defects, latent or otherwise, with respect to any such products; and (d) such products are nontoxic. The Seller has not modified or expanded its warranty obligation to any customer beyond that set forth in the exceptions described above or on Schedule 2.25. Except as set forth on Schedule 2.25 no products have been sold or distributed by the Seller under an understanding that such products would be returnable other than in accordance with the Seller's written standard returns policy.

     2.26 Labor Matters.

     (a) Except as described on Schedule 2.26(a) there are (i) no pending strikes, lockouts, slowdowns, work stoppages, grievances, arbitration proceedings, unfair labor prac-tice charges or other similar controversies between the Seller and any of its employees and neither the Seller nor the Shareholder has any knowledge of a threat of any such event; (ii) no agreement restricts the Seller from relocating, closing or terminating any of its operations or facilities or any portion thereof; and (iii) to the knowledge of the Seller and the Shareholder no such agreement, action, proceeding or occurrence is threatened or contemplated by any person.

     (b) Schedule 2.26(b) sets forth the following information for each current employee of the Seller (including each such person on leave): employee name and job title current annual rate of compensation (identifying bonuses separately) and any change in compensation since September 30, 2002. Schedule 2.26(b) describes each material employment, severance, change of control, consulting, commission, agency or representative agreement or arrangement to which the Seller is a party or is otherwise bound, including, without limitation, all agreements and commitments relating to wages, hours, severance, retirement benefits or annuities, or other terms or conditions of employment (other than unwritten employment arrangements terminable at will without payment of any contractual severance or other amount). Except as described on Schedule 2.26(b), as of the time of the signing of this Agreement, none of the employees of the Seller has, to the knowledge of the Shareholder and the Seller, indicated a desire to terminate his or her employment, or any intention to do so in connection with the transaction contemplated hereunder.

     2.27 Governmental Authorizations and Regulations. Schedule 2.27 lists all licenses, franchises, permits and other governmental authorizations held by Seller material to the conduct of the Business. Such licenses, franchises, permits and other governmental authorizations are valid, and the Seller has not received any notice that any governmental authority intends to cancel, terminate or not renew any such license, franchise, permit or other governmental authorization. The Seller holds all licenses, franchises, permits and other governmental authorizations the absence of any of which would individually or in the aggregate have or reasonably be expected to have a Business Material Adverse Effect. Except as set forth in Schedule 2.27, the Business is not being conducted, and no Assets are owned or are being used by the Seller, in violation of any statute, law, ordinance, regulation, rule or permit of any governmental entity or any judgment, order or decree, except for such violations which would not individually or in the aggregate have or reasonably be expected to have a Business Material Adverse Effect. All products manufactured or sold by the Seller comply in all material respects with all statutes, laws, ordinances, regulations and rules and criteria governing the design, manufacture and intended use thereof.

     2.28 Affiliate Agreements. Except as described on Schedule 2.28, (a) there are no agreements, arrangements or understandings currently in force and (b) during the past three fiscal years and the current year to date there have not been any material transactions, in either case between or involving the Seller, on the one hand, and the Shareholder or any Af-filiate of the Shareholder or any present or former director, shareholder or officer of the Seller or any member of the immediate family or any person or entity controlling or controlled by any of such persons, on the other hand. Neither the Seller nor the Shareholder nor any of their respective Affiliates has, or has had during the past three fiscal years and the current year to date
(a) any ownership interest or rights to so acquire an ownership interest in (other than interests in publicly traded entities, for which Shareholder may have an ownership interest not exceeding 5%) or (b) provided loans, guarantees or other forms of credit support to, any entity that competes with the Seller, is a supplier to the Seller or has entered into a co-packing agreement with the Seller.

     2.29 Buyer's Common Stock. In connection with the issuance of the shares of Common Stock to the Parent (or its designee), the Parent and the Shareholder represent and warrant as follows:

          (a) Entirely for Own Account. By the Parent's and the Shareholder's execution of this Agreement, the Parent and the Shareholder hereby confirm that the Common Stock to be acquired by the Parent (or the Parent's designee) will be acquired for investment for the Parent's (or the Parent's designee's) own account, not as a nominee or agent, and, except as described below, not with a view to distribute any part thereof, and that the Parent (or the Parent's designee) has no present intention of selling, transferring, granting any participation in, or otherwise distributing the same. By executing this Agreement, each of the Parent and the Shareholder further represents that it does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person with respect to the Common Stock other than as may be permitted by applicable securities laws.

          (b) Disclosure of Information. Each of the Parent and the Shareholder has had an opportunity to discuss the Buyer's (including the Buyer's subsidiaries) business, management and financial affairs with the Buyer (and such subsidiaries') management and has had an opportunity to review Buyer's facilities. Each of the Parent and the Shareholder understands that such discussions, as well as any business plan and any other written information delivered or made available by the Buyer to the Parent and the Shareholder, were intended to describe the aspects of the Buyer's business which it believes to be material. This Section 2.29(b) shall not be interpreted to alter any of the representations made under Article III hereof.

          (c) Restricted Buyer Common Stock. Each of the Parent and the Shareholder understands that the Stock Consideration has not been registered under the Securities Act, and has been issued to the Parent (or the Parent's designee) by reason of a specific exemption from the registration provisions of the Securities Act which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Shareholder's representations as expressed herein. Each of the Parent and the Shareholder understands that the shares of Common Stock constituting the Stock Consideration are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Parent (or its designee, as applicable) must hold the Stock Consideration to be acquired by the Parent (or its designee, as applicable) indefinitely unless they are registered with the Securities and Exchange Commission (the "SEC") and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Each of the Parent and the Shareholder acknowledges that the Buyer has no obligation to register or qualify the Stock Consideration for resale except as set forth in Article XI of this Agreement. Each of the Parent and the Shareholder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Stock Consideration and on requirements relating to the Buyer which are outside of the control of the Parent (or its designee, as applicable), and which the Buyer is under no obligation and may not be able to satisfy.

          (d) Legends. Each of the Parent and the Shareholder understands that the certificates representing the Stock Consideration shall bear a legend substantially as follows:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER SAID ACT OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE IN THE OPINION OF COUNSEL FOR THE HAIN CELESTIAL GROUP, INC.

          (e) Accredited Investor. Each of the Parent and the Shareholder is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

     2.30 Full Disclosure. All statements contained in any Schedule, Exhibit, certificate or other instrument delivered by or on behalf of the Seller or the Shareholder pursuant to this Agreement are accurate and complete in all material respects and are authentic and are incorporated herein by reference and constitute the representations and warranties of the Seller and the Shareholder. No representation or warranty of the Shareholder or the Seller contained in this Agreement contains any untrue statement or omits to state a fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading in any material respect. The Seller has delivered true and correct copies of all corporate minutes of the Seller since December 1997.


                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER


     The Buyer hereby represents and warrants to the Shareholder and the Seller as follows:

     3.1 Corporate Organization. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

     3.2 Authorization; Execution and Delivery, Etc. The Buyer has full corporate power and authority to execute and deliver this Agreement and the Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of the Buyer's obligations under this Agreement and the Related Agreements to which it is a party have been duly authorized by the Board of Directors of the Buyer, and no further corporate authorization on the part of the Buyer is necessary to authorize the execution, delivery and performance of the Buyer's obligations under this Agreement and the Related Agreements to which it is a party. This Agreement constitutes, and the Related Agreements to which the Buyer is a party, when executed and delivered, will each constitute the valid and binding agreement of the Buyer, each enforceable in accordance with its terms, except
(i) as may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and (ii) as such obligations are subject to general principles of equity.

     3.3 Consents and Approvals of Governmental Authorities. Except in connection with the Buyer's obligations under federal securities laws in connection with the consummation of the transaction contemplated hereby and the registration of the shares constituting Stock Consideration under Article XI, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution and delivery by the Buyer of this Agreement and the Related Agreements to which it is a party, or the performance by the Buyer of its obligations hereunder and thereunder.

     3.4 No Violation. The execution and delivery by the Buyer of this Agreement and the Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby will not (a) constitute or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or the lapse of time, or both, has the potential of constituting a default) under, (i) its Certificate of Incorporation or by-laws, or (ii) any mortgage, indenture, loan or credit agreement or any other agreement or instrument to which it is a party, or by which any of its properties is bound or affected, which (with respect to this subclause (ii) only) breach, default or event would have or reasonably be expected to have a material adverse effect on the ability of the Buyer to fulfill its obligations under this Agreement or the Related Agreements to which it is a party or which would have or reasonably be expected to have a material adverse effect on the business, assets, properties, liabilities, condition (financial or otherwise), results of operations or prospects of the Buyer (a "Buyer Material Adverse Effect") or (b) violate any law, regulation, judgment, injunction, order or decree binding upon it, which violation would individually or in the aggregate reasonably be expected to have a material adverse effect on the ability of the Buyer to fulfill its obligations under this Agreement or the Related Agreements to which it is a party or which would have or reasonably be expected to have a Buyer Material Adverse Effect.

     3.5 Brokerage. Except as disclosed on Schedule 3.5 attached hereto, no broker or finder has acted directly or indirectly for the Buyer in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fee or other commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of the Buyer.

     3.6 Common Stock. All shares of Common Stock to be issued and delivered pursuant to Section 1.3 hereof and when issued in accordance with the terms thereof, shall be validly issued, fully paid and non-assessable and free from preemptive rights.

     3.7 SEC Filings; Buyer Financial Statements.

     (a) The Buyer's Annual Report on Form 10-K for the fiscal year ended June 30, 2002 and all the forms, reports and documents required to be filed with the SEC by the Buyer since that date (collectively with such Annual Report on Form 10-K, the "Buyer SEC Reports") (i) were prepared and filed in accordance with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Buyer's subsidiaries is required to file any reports or other documents with the SEC.

     (b) Each set of consolidated financial statements (including, in each case, any related notes thereto) contained in the Buyer SEC Reports was prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q of the Exchange Act) and each fairly presents in all material respects the consolidated financial position of Buyer and its subsidiaries at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments.

     (c) Since the date of the balance sheet included in the Buyer's report on Form 10-Q for the fiscal quarter ended September 30, 2002 and until the date hereof, there has not been any material adverse change in the business of the Buyer, including without limitation amendments or changes in its Articles of Incorporation or Bylaws and the loss or, to the knowledge of the Buyer, threatened loss, of a material customer, assets, properties, liabilities, condition (financial or otherwise) or results of operations of the business of the Buyer, taken as a whole (whether or not covered by insurance).

     3.8 Full Disclosure. All statements contained in any Schedule, Exhibit, certificate or other instrument delivered by or on behalf of the Buyer pursuant to this Agreement are accurate and complete in all material respects and are authentic and are incorporated herein by reference and constitute the representations and warranties of the Buyer. No representation or warranty of the Buyer contained in this Agreement contains any untrue statement or omits to state a fact necessary in order to make the statements herein, in light of the circumstances under which they were made, not misleading in any material respect.


                                   ARTICLE IV

                   COVENANTS OF THE SHAREHOLDER AND THE SELLER


     From the date hereof and at all times thereafter, except as otherwise provided by this Agreement or as agreed by the Buyer in writing, the Shareholder and the Seller shall comply with the following covenants:

     4.1 Confidentiality. The Buyer, the Seller and the Shareholder hereby agree that the information obtained in any investigation pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, shall be governed by the terms of the Confidentiality Agreement entered into in October 2002 (the "Confidentiality Agreement") between the Parent, the Shareholder and the Buyer.

     4.2 Seller Accountant's Consent. The Seller shall provide to the Buyer the consent of the independent accountants who prepared the 2001 Financials to the extent re-quired to be named in the Buyer's Current Report on Form 8-K to be filed in connection with the transactions contemplated hereby.

     4.3 Change of Name. Promptly following the Closing, the Seller shall change its corporate name to a name that does not include the word "Imagine" or any other trade name currently used by the Seller.

     4.4 Further Assurances. The Shareholder and the Seller agree to do or cause to be done such further acts and things and deliver or cause to be delivered to the Buyer such additional agreements and instruments as the Buyer may reasonably request to carry into effect the purposes of this Agreement and the Related Agreements or to better assure and confirm unto the Buyer its rights, powers and remedies hereunder and thereunder.


                                    ARTICLE V

                             COVENANTS OF THE BUYER


     5.1 Approvals. The Buyer shall (i) use its commercially reasonable best efforts to obtain all governmental approvals and consents necessary or required for the consummation of the transactions contemplated hereby and by the Related Agreements; and (ii) make or cause to be made any and all declarations, filings and registrations with governmental authorities as are necessary or required for the consummation of the transactions contemplated hereby and by the Related Agreements.

     5.2 Confidentiality. The Buyer, the Seller and the Shareholder hereby agree that the information obtained in any investigation pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, shall be governed by the terms of the Confidentiality Agreement.

     5.3 Further Assurances. The Buyer agrees to do or cause to be done such further acts and things and deliver or cause to be delivered to the Shareholder and the Seller such additional agreements and instruments as the Shareholder or the Seller may reasonably request to carry into effect the purposes of this Agreement and the Related Agreements or to better assure and confirm unto the Shareholder or the Seller its rights, powers and remedies hereunder and thereunder.

     5.4 Product Recalls. The Buyer shall use commercially reasonable efforts to actively consult with and involve the Parent and the Shareholder in all aspects of any and all (whether voluntary or involuntary) actual or potential Product Recalls for Pre-Closing Products for which a claim for indemnification may be made by the Buyer under Article IX hereof.

With respect to each Product Recall for Pre-Closing Products, the Buyer shall use commercially reasonable efforts to limit the amount of returns of products of the Buyer not subject to such Product Recall or for which refunds are required for which a claim for indemnification may be made by the Buyer under
Article IX hereof.




                                   ARTICLE VI

                              CLOSING DATE; CLOSING


     6.1 Closing Date; Closing. The Closing hereunder shall take place at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005 substantially simultaneously with the execution of this Agreement (the "Closing Date"). At the Closing, (i) the Shareholder and the Seller shall deliver to the US Buyer, in the case of the Assets of the Parent, and the UK Buyer, in the case of the Assets of the UK Subsidiary, the instruments of transfer and conveyance required by Section 1.6 to evidence the US Buyer's, in the case of the Assets of the Parent, and the UK Buyer's, in the case of the Assets of the UK Subsidiary, ownership and possession of Assets, as well as any and all certificates and other documents reasonably requested by the US Buyer, in the case of the Assets of the Parent, and the UK Buyer, in the case of the Assets of the UK Subsidiary, evidencing or confirming any and all title, right and interest therein and thereto; (ii) the US Buyer, in the case of the Assumed Liabilities of the Parent, and the UK Buyer, in the case of the Assumed Liabilities of the UK Subsidiary, shall deliver to the Seller the instruments of assumption required by Section 1.6 to evidence the US Buyer's, in the case of the Assumed Liabilities of the Parent, and the UK Buyer's, in the case of the Assumed Liabilities of the UK Subsidiary, assumption of the liabilities of the Seller (other than the Excluded Liabilities) as herein provided; (iii) the Buyer, Shareholder and Seller shall comply with their respective obligations under
Article VII and VIII; and (iv) the Buyer shall deliver to the Seller the Purchase Price less the Escrow Deposit which the Buyer shall deliver to the Escrow Agent, and thereupon the Closing will be deemed accomplished (the "Closing").

                                   ARTICLE VII

                 ADDITIONAL OBLIGATIONS OF THE BUYER AT CLOSING


     At the Closing, Buyer shall deliver the following:

     7.1 Escrow Agreement. The Buyer shall have executed and delivered the Escrow Agreement.

     7.2 Shareholder Employment Agreement. The Buyer shall execute and deliver an employment agreement with the Shareholder (the "Shareholder Employment Agreement"), substantially in the form as Exhibit B hereto.

     7.3 Non-Competition Agreement. The Buyer shall execute and deliver a non-competition agreement with the Seller (the "Non-Competition Agreement"), substantially in the form as Exhibit C hereto.

     7.4 Transition Services Agreement. The Buyer shall execute and deliver a transition services agreement (the "Transition Services Agreement"), substantially in the form of Exhibit D hereto.

     7.5 Certificates. The Buyer shall have furnished the Shareholder and the Seller with such certificates of its officers and others to evidence compliance with the conditions set forth in this Article VI as may be reasonably requested by the Shareholder or the Seller.

     7.6 Opinion of Counsel. The Buyer shall have delivered to the Shareholder and the Seller an opinion of counsel, dated the Closing Date, in form and substance reasonably acceptable to the Shareholder and Seller and their counsel substantially to the effect as set forth in Exhibit E hereto.

     7.7 Assignments. The Buyer shall deliver an assignment in respect of the goodwill of the UK Subsidiary duly executed by the UK Buyer, together with such other assignments as may be required in respect of the Assets of the UK Subsidiary to be transferred to the UK Buyer.

                                  ARTICLE VIII

       ADDITIONAL OBLIGATIONS OF THE SHAREHOLDER AND THE SELLER AT CLOSING


     At the Closing, the Shareholder and the Seller shall deliver the following:

     8.1 Escrow Agreement. The Shareholder, the Parent and the UK Subsidiary shall have executed and delivered the Escrow Agreement.

     8.2 Other Agreements. The Seller shall have executed and delivered to the Buyer the Non-Competition Agreement and the Transition Services Agreement and the Shareholder shall have executed and delivered to the Buyer the Shareholder Employment Agreement.

     8.3 Opinion of Counsel. The Shareholder and the Seller shall have delivered to the Buyer an opinion of counsel, dated the Closing Date, in form and substance reasonably acceptable to the Buyer and its counsel substantially to the effect as set forth in Exhibit F hereto.

     8.4 Certificates. The Shareholder and the Seller shall have furnished the Buyer with such certificates to evidence compliance with the conditions set forth in this Article VII as may be reasonably requested by the Buyer.

     8.5 Payoff of the Credit Facility. The Shareholder and the Seller shall have caused the WCMA Loan and Security Agreement between Parent and Merrill Lynch Business Financial Services Inc., dated October 10, 2000, including any notes or guarantees with respect thereto, and in each case, as amended, refinanced, extended or renewed from time to time, to be terminated on or prior to the Closing Date and furnished evidence of the release of all liens, mortgages, pledges, security interests, claims, charges or encumbrances thereunder to the satisfaction of the Buyer to the Buyer.

     8.6 Section 1445 Certificate. The Parent shall have furnished the Buyer with a certificate that such the Parent is not a foreign person within the meaning of Section 1445 of the Code, which certificate shall be prepared in accordance with Treasury Regulation Section 1.1445-2(b).

     8.7 Assets Capable of Delivery. At Closing the Seller shall deliver or procure that there are delivered to the Buyer (or in the case of the Assets of the UK Subsidiary to the UK Buyer) all the Assets which are capable of delivery which shall be deemed delivered at their respective locations at the Closing Date.

     8.8 Assignments . The Seller shall deliver an assignment in respect of the goodwill of the UK Subsidiary duly executed by the UK Subsidiary, together with such other assignments as may be required in respect of the Assets of the UK Subsidiary to be transferred to the UK Buyer.


                                   ARTICLE IX

                          SURVIVAL AND INDEMNIFICATION


     9.1 Survival. All representations, warranties and covenants made in this Agreement shall survive for a period of one year after the Closing Date and shall not be extinguished by the Closing or any investigation made by or on behalf of any party hereto.

     9.2 Indemnification by the Shareholder and the Seller. The Shareholder and the Parent and, to the extent of any Losses (as defined herein) arising under clauses (a) through (f) below relate to the UK Subsidiary, the UK Subsidiary, on a joint and several basis agree to indemnify and hold harmless the Buyer and its Affiliates against any and all losses, liabilities and damages or actions or claims in respect thereof (including, without limitation, amounts paid in settlement and reasonable costs of investigation and legal expenses) (collectively, "Losses") incurred or resulting from claims asserted within the periods specified in Section 9.1 above, insofar as such Losses (or actions or claims in respect thereof) arise out of or are based upon (a) the inaccuracy of any representation or warranty, or a breach of any covenant of the Shareholder or the Seller contained herein, (b) any of the Excluded Liabilities, (c) any Environmental Law relating to any release or threat of release of any Hazardous Substance at, on, under or from, or the presence of any Hazardous Substance at, on or under, any facility or site owned, leased or operated or used by the Seller or any predecessor thereof, or any violation of any Environmental Law by the Seller or any predecessor thereof, on or prior to the Closing Date, including without limitation the disposal or arranging for the disposal of any Hazardous Substances at or to any location, (d) any product liability claim with respect to a Pre-Closing Product, (e), in connection with a Product Recall, (i) the direct costs of transport, handling and destruction of recalled or returned products, (ii) refunds of amounts invoiced and paid with respect to recalled or returned products, (iii) credits to customers for unpaid invoices with respect to recalled or returned products, (iv) costs incurred by the Buyer for recall notification advertising, chargebacks from customers, reclamations and other similar costs and (v) amounts paid in settlement and reasonable costs of investigation and legal expenses relating to matters described in (i) through
(v); provided, however, that and in the case of each of (i) through (v) an amount shall be a Loss only to the extent that a third party has not paid for such Loss or been finally judicially determined to be liable therefor or the Buyer's Loss is not otherwise covered by insurance for which Buyer has received written notice of such insurer's agreement and its obligations to pay therefor or (f) any misrepresentation in any certificate or instrument of transfer or conveyance to be furnished to the Buyer by or on behalf of the Shareholder or the Seller under this Agreement. For purposes hereof, Losses shall also include without limitation, any and all liability, expense, debt, obligation and responsibilities of any nature with respect to or arising out of Product Recalls. In no event shall Shareholder, Parent or the UK Subsidiary have any other liability for Losses with respect to any Product Recall, whether indirect, special, consequential, punitive or otherwise, including without limitation liability for lost revenue, lost profits, costs of cover, business interruption and the like.

     Notwithstanding anything herein to the contrary, neither the Shareholder nor the Seller shall be liable for any amounts under this Section 9.2 (other than with respect to Excluded Liabilities (other than such claims relating to any of the Environmental, Employment and Tax Liabilities)) unless the aggregate amount of all claims made under this Section 9.2 exceeds $250,000 (the "Aggregate Basket"), at which time the Shareholder and the Seller shall be required to pay all amounts including the first $250,000. In no event shall the Shareholder or the Seller be liable (other than with respect to Excluded Liabilities (other than such claims relating to any of the Environmental, Employment and Tax Liabilities)) for any single loss of less than $25,000 (the "Single Loss Basket", and together with the Aggregate Basket, the "Baskets") (provided that a series of claims of a substantially similar nature or arising out of the same factual context may be aggregated and treated as single claim for purposes of such limitation).

     In no event shall the Seller and the Shareholder be liable at any time for any amounts under this Section 9.2 aggregating in excess of the balance in the Escrow Account at such time (the "Seller Indemnity Cap").

     9.3 Indemnification by the Buyer. The Buyer hereby agrees to indemnify and hold harmless the Shareholder, the Seller and their respective Affiliates against any and all Losses incurred or resulting from claims asserted within the periods specified in Section 9.1 above, insofar as such Losses (or actions or claims in respect thereof) arise out of or are based upon (i) the inaccuracy of any representation or warranty, or breach of any covenant of the Buyer contained herein, (ii) any and all Losses related to or arising out of the Buyer's operation of its business (including its operations related to the acquired Assets) from and after the Closing, (iii) any Assumed Liability or (iv) any misrepresentation in any certificate or instrument of assumption to be furnished to the Shareholder or the Seller by or on behalf of the Buyer under this Agreement.

     Notwithstanding anything to the contrary, the Buyer shall not be liable for any amounts under this Section 9.3 unless the aggregate amount of all claims made under this Section 9.3 exceeds $250,000, at which time the Buyer shall be required to pay all amounts including the first $250,000. In no event shall the Buyer by liable for any single loss of less than $25,000 (provided that a series of claims of a substantially similar nature or arising out of the same factual context may be aggregated and treated as a single claim for purposes of such limitation). In no event shall the Buyer be liable at any time for any amounts under this Section 9.3 aggregating in excess of the amount equal to the balance in the Escrow Account at such time, except that the Buyer shall be liable, without limitation, for any and all Losses related to or arising out of the Buyer's operation of its business (including its operations related to the acquired Assets) from and after the Closing.

     9.4 Limitation on Indemnity. Neither the Seller nor the Shareholder shall be liable for any Losses: (a) arising solely out of a change in the law taking place after the Closing Date; or (b) arising in respect of any matter as to which the Buyer or any officer of the Buyer admits liability without the consent of the Seller; provided that the Seller must consent or refuse to consent to the admission of such liability within sixty (60) days of a written request from the Buyer. For purposes of calculating the amount of Losses for which indemnification may be sought, no Losses with respect to certain balance sheet items shall accrue to the Buyer until reserves, liabilities and accruals for those items as stated on the Final Balance Sheet shall have been completely utilized or exceeded. The indemnification under this Article IX shall be the sole remedy of the parties hereto with respect to any and all Losses; provided that the limitations contained in this Article IX shall not apply to any claim based upon breach of contract, fraud, intentional misrepresentation or willful breach.

     9.5 Indemnification Claim Process. The indemnified party shall promptly notify the indemnifying party in reasonable detail, outlining the basis for indemnification with reference to the applicable provisions of this Agreement, of any claim, demand, action or proceeding for which indemnification will be sought under this Agreement. If such claim, demand, action or proceeding is a third party claim, then, within thirty days of the receipt of notice of a claim from the indemnified party, the indemnifying party shall notify the indemnified party of whether (i) it disputes its potential liability to the indemnified party hereunder and (ii) it wishes to assume the defense of the matter. If the indemnifying party does not dispute its obligation to indemnify, then the indemnifying party shall have the right to defend the third party claim at its sole cost and expense using counsel reasonably acceptable to the indemnified party. If the indemnifying party disputes its obligation to indemnify, the parties may but shall be under no obligation to agree, in a writing executed by both of them in each case, that the indemnifying party shall defend the third party claim at its sole cost and expense. If the indemnifying party fails to notify the indemnified party that it elects to defend the indemnified party in an undisputed claim within the 30-day period, or if the indemnifying party having the right to defend the claim at its sole cost and expense then fails to prosecute the third party claim promptly and diligently, then the indemnified party shall have the right to defend, at the sole cost and expense of the indemnifying party, such third party claim. In the case of any third party claim being defended by the indemnifying party, the indemnified party shall have the right to participate, at its own expense, with respect to any such third party claim, demand, action or proceeding. In connection with such third party claim, demand, action or proceeding, the parties shall cooperate with each other and provide each other with access to relevant personnel and all relevant books and records in their possession. No such third party claim, demand, action or proceeding shall be settled without the prior written consent of the indemnified party. If a firm written offer is made to settle any such third party claim, demand, action or proceeding and the indemnifying party proposes to accept such settlement and the indemnified party refuses to consent to such settlement, then: (i) the indemnifying party shall be excused from, and the indemnified party shall be solely responsible for, all further defense of such third party claim, demand, action or proceeding; (ii) the maximum liability of the indemnifying party relating to such third party claim, demand, action or proceeding shall be the amount of the proposed settlement if the amount thereafter recovered from the indemnified party on such third party claim, demand, action or proceeding is greater than the amount of the proposed settlement; and (iii) the indemnified party shall pay all attorneys' fees and legal costs and expenses incurred after rejection of such settlement by the indemnified party, but if the amount thereafter recovered by such third party from the indemnified party is less than the amount of the proposed settlement, the indemnified party shall be reimbursed by the indemnifying party for such attorneys' fees and legal costs and expenses up to a maximum amount equal to the difference between the amount recovered by such third party and the amount of the proposed settlement. Notwithstanding anything herein to the contrary, if, with respect to any third party claim, demand, action or proceeding for which indemnification will be sought under this Agreement, the indemnified party determines in its reasonable judgment that a conflict of interest adversely affecting the indemnified party is likely to exist between such indemnified party and the indemnifying party with respect to such third party claim, such indemnified party shall be entitled to defend, through counsel of its own choosing, such claim and settle such claim and recover from the indemnifying party the amount of any settlement to which the indemnifying party consents or the amount of any resulting judgment and the costs and expenses of such defense, provided that the indemnified party shall not compromise or settle any third party claim without the prior written consent of the indemnifying party, which consent will not be unreasonably withheld, continued or delayed.

     The indemnified party shall not be entitled to recover from the indemnifying party in respect of any claim for any breach of any representation or warranty, or otherwise obtain reimbursement or restitution more than once in respect of the same Loss.

     9.6 Exclusive Remedy. Except for obligations or liabilities owing under Sections 1.5, 10.4(f) and 10.4(g) hereof, from and after the time of the Closing, none of the parties hereto shall be liable or responsible in any manner whatsoever to any other party, whether for indemnification or otherwise, except for indemnity as expressly provided in this Article IX, which provides the exclusive remedy and cause of action of the parties hereto with respect to any matter arising out of or in connection with this Agreement. For the avoidance of doubt, any and all obligations, liabilities or payments arising out of Section 1.5 or 10.4(f) shall not be counted toward the Seller Indemnity Cap and shall not be subject to the Baskets.


                                    ARTICLE X

                               CERTAIN AGREEMENTS


     10.1 Employment Arrangements. Schedule 2.26(b) hereto sets forth all the current employees of the Seller and identifies any employment contract or other arrangement between such individual and the Seller. During the 60-day period immediately following the date of this Agreement (such 60-day period, the "Determination Period"), the Buyer will determine, on an employee by employee basis, whether or not to offer continued employment to each such employee. Subject to the terms of the Transition Services Agreement, the Buyer will pay the salary and benefits of each employee to whom it offers continued employment for a period extending beyond the expiration of the Transition Period (as defined herein), which salary and benefits shall not be substantially inferior to those granted to such employee by the Seller as set forth on Schedules 2.9 and 2.26(b) hereof. Except as expressly set forth in this Agreement, the Buyer is not assuming, nor shall the Buyer be responsible for any liability or obligation whatsoever under, any Employee Benefit Plan or contract with respect to any present or former Seller employee, whether or not such present or former employee is hired by the Buyer, and for the avoidance of doubt, any continued payment of employment salary shall not be deemed an assumption by the Buyer of any contract or right between the Seller and such employee.

     10.2 Severance. Notwithstanding any other provisions of this Agreement, as to any employees of the Seller not offered employment by the Buyer or offered employment for a period not exceeding four months from the Closing Date (the "Transition Period"), the Seller and the Shareholder on a joint and several basis shall be responsible for all severance pay, accrued salary, pension benefits, unemployment compensation premiums, vacation pay, health continuation coverage requirements, and any other obligations accrued through the Closing Date owed to such employees by reason of their termination at any point prior to the expiration of the Transition Period or their prior employment (whether by agreement, policy or law). In the event that an employee is terminated in accordance with Section 10.1 hereof after the Closing Date but on or prior to the end of the Transition Period, subject to the terms of the Transition Services Agreement, the Buyer shall be responsible for such employee's salary and benefits during such period. In the event the Buyer determines to extend continued employment to any employee in accordance with Section 10.1 hereof, subject to the terms of the Transition Services Agreement, the Buyer shall provide for such employee's salary, wages, vacation, health and similar benefits accruing from after the Closing Date, but in the case of health and similar benefits, only to the extent customarily granted by the Buyer to similarly situated employees. Notwithstanding anything contained herein to the contrary, Shareholder and Seller shall jointly and severally remain responsible for any payment of any and all retention, change of control or similar compensation or benefits which are to become payable in connection with or as a result of the signing of this Agreement or the consummation of the transactions contemplated hereby.

     10.3 Records and Data. The Shareholder shall retain for a period of seven years after the Closing Date (or longer if required by any applicable statute of limitations) the books and records relating to the Business not transferred pursuant to this Agreement and, during normal business hours, with reasonable advance notice and in such manner as not to interfere unreasonably with the normal business operations of the Seller, shall (i) give the Buyer and its authorized representatives reasonable access to the books, records, offices and other facilities and properties relating to the operation of the Business prior to the Closing Date, (ii) permit the Buyer and its authorized representatives to make such inspections thereof as they may reasonably request, and (iii) furnish the Buyer and its authorized representatives with such financial and operating data and other information relating to the Business as they may from time to time reasonably request in order to comply with applicable securities, tax, environmental, employment or other laws and regulations. Before destroying any books and records relating to the Business, the Shareholder shall first give the Buyer thirty (30) days prior written notice and the Buyer shall have the right, at its option and expense, upon prior written notice to the Shareholder within such thirty (30) day period, to take possession of or make copies of the books and records within sixty (60) days after the date of the Shareholder's notice to the Buyer.

     10.4 Tax Matters.

     (a) Buyer shall provide Seller with such documents as Seller may reasonably request in order to support any available exemption from sales and use taxes on the sale of inventory hereunder.

     (b) The Shareholder, the Seller and the Buyer shall cooperate fully, as and to the extent reasonably requested by the other parties, in connection with the filing of tax returns and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon a party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

     (c) Notice and indemnification in connection with Taxes shall be governed by Article IX.

     (d) All indemnification payments under Article IX or this Article X shall be deemed adjustments to the Purchase Price.

     (e) The Buyer shall, at its sole option, have the right to use the "Alternative Procedure" provided in Section 5 of Revenue Procedure 96-60, 1996-2 C.B. 399, with respect to filing and furnishing Internal Revenue Service Forms W-2, W-3, and 941 for the 2002 calendar year. The Buyer shall also, at its sole option, have the right to use any similar procedures and make any similar elections under state or local tax laws, and the Seller shall reasonably cooperate in the making of such elections.

     (f) The Seller shall timely prepare and file with the appropriate taxing authority all Tax Returns relating to Transfer Taxes that are required to be filed in connection with this Agreement and shall timely pay all such Transfer Taxes; provided, Buyer agrees to reimburse the Seller for up to an amount equal to the lesser of (a) $100,000 and (b) one half of the amount of such Transfer Taxes upon the written request of the Seller. No Tax Returns described in the preceding sentence shall be filed without the prior written consent of the Buyer, not to be unreasonably withheld or delayed and the Buyer and Seller agree that they shall not at any time hereafter cause or permit executed originals or counterparts of the Agreement to enter or be brought into the United Kingdom, except in accordance with the provisions of this Section 10.4(f). If the Buyer brings executed originals or counterparts of the Agreement into the United Kingdom for any reason, without first obtaining the written consent of the Seller (such consent not to be unreasonably withheld or delayed), then the Buyer alone will be responsible for any United Kingdom stamp duty thereby incurred. If the executed originals or counterparts of the Agreement are brought into the United Kingdom in any other circumstances the Seller shall be responsible for any stamp duty thereby incurred, subject always to the contribution of the Buyer as set out above.

          (g) (i) The parties intend and acknowledge that the Business and Assets to be transferred by the UK Subsidiary shall be deemed to be transferred to the UK Buyer as a going concern for VAT purposes (a "TOGC") and agree that the provisions of section 49(1) of the Value Added Tax Act 1994 ("VATA") and of paragraph 5 of the Value Added Tax (Special Provisions) Order 1995 (SI 1995/1268) shall apply to such transfer and the sale and purchase of the Assets and each party shall use its commercially reasonable efforts to procure that the sale of the Assets is treated as neither a supply of goods nor a supply of services under such provisions. The parties shall as soon as practicable following Closing make a joint application to H M Customs & Excise for confirmation that the sale of the Business and Assets by the UK Subsidiary is to be treated as a TOGC.

          (ii) The Buyer confirms that:

               (A) the Business will be carried on by the UK Buyer as a going concern and that the Assets will be used by it in carrying on the business of the UK Subsidiary or a business of the same kind;

               (B) the UK Buyer is or will as a result of such transfer of the assets immediately on Closing become a "taxable person" (as defined in section 3 of the Value Added Tax Act 1994).

          (iii) The Purchase Price is exclusive of applicable VAT. Subject to the terms of this section 10.4(g), the UK Subsidiary shall be responsible for the VAT except that if H.M Customs & Excise determine that the transaction does not qualify as a TOGC, the following shall occur:

               (A) the UK Subsidiary shall forthwith upon receipt of demand from H M Customs & Excise account for the output VAT so demanded on the transaction to HM Customs & Excise;

               (B) within 5 Business Days of or as soon as reasonably practicable after receipt by the UK Subsidiary of the determination from H M Customs & Excise the UK Subsidiary shall provide the UK Buyer with a valid VAT invoice in respect of the transaction;

               (C) the UK Buyer shall as soon as practicable thereafter seek to recover as input VAT the full amount of the output VAT shown on the VAT invoice;

               (D) if on or prior to 31 May 2003 the UK Buyer recovers the full amount of the input VAT claimed whether by way of credit or repayment, the UK Buyer shall pay such amount to the UK Subsidiary, together with an amount equal to 50% of the interest upon such sum calculated from the date of payment by the UK Subsidiary to H M Customs & Excise of the output VAT to the date of payment by the UK Buyer (the "Interest Period") at a rate per annum equal to the Buyer's borrowing rate during the Interest Period (the "Buyer's Rate");

               (E) if and to the extent that credit or repayment of the input VAT has not been received in full by the UK Buyer from HM Customs & Excise by close of business on 31 May 2003 then the UK Buyer shall pay to the UK Subsidiary 100% of any amount of the input tax for which credit or repayment has been received by the UK Buyer together with 50% of the amount of the VAT paid by the UK Subsidiary to HM Customs & Excise in respect of the sale of the Business and the Assets for which credit or repayment has not been received by the UK Buyer, to-gether with an amount equal to 50% of the interest upon the amount payable by the UK Subsidiary to HM Customs & Excise in respect of the sale of the Business and the Assets calculated for the Interest Period at the Buyer's Rate ; and

               (F) if and to the extent that credit or repayment of the input VAT has not been received in full by the UK Buyer from HM Customs & Excise by close of business on 31 May 2003, the UK Buyer shall pay 100% of the amount of any subsequent recovery of input VAT by the UK Buyer from H M Customs & Excise after 31 May 2003 in respect of this transaction within 5 days of receiving the same or as soon as reasonably practicable thereafter and the UK Subsidiary shall pay to the UK Buyer or the UK Buyer shall pay to the UK Subsidiary such amount as ensures that the UK Buyer and the UK Subsidiary bear the cost of any then unrecovered VAT remaining equally;


          (iv) In accordance with section 49(1) of the VATA:

               (A) at Closing the UK Subsidiary shall deliver to the UK Buyer all records referred to in such section 49(1) of the VATA (the "VAT Records");

               (B) the UK Subsidiary shall not make any request to H M Customs & Excise for the VAT Records to be preserved by the UK Subsidiary rather than the UK Buyer; and

               (C) the UK Buyer shall preserve the VAT Records for such period as may be required by law and during that period permit the Seller reasonable access on prior notice and during working hours to such records for the purpose of inspection or copying (at the Seller's expense).




     10.5 Bulk Transfer Laws. Without admitting that the bulk transfer provisions of the Uniform Commercial Code or other similar laws are applicable to the transactions covered by this Agreement and the Related Agreements (including, without limitation, any such laws relating to Taxes), it is understood and agreed that the parties will not comply with such laws. The Seller and the Shareholder jointly and severally agree to indemnify and hold the Buyer harmless from and against any and all Losses which may be asserted against the Buyer or the Assets by reason of such noncompliance without regard to the limitations expressed in Section 9.06.

     10.6 Transitional Activities.

     (a) From and after the Closing, the Seller and the Shareholder promptly shall forward or refer to the Buyer: (i) in the form received (endorsed to the order of the Buyer, if necessary), any payments which they or any of their Affiliates may receive (such as payments of accounts receivable) which are included in the Assets being acquired by the Buyer or which are proceeds thereof, and (ii) any orders, inquiries and bid requests received by any of them for the sale of, or with respect to, the Seller's products or otherwise relating to the Business.

     (b) Promptly following the Closing, the Seller shall, if requested by the Buyer, mail notices, in forms approved by the Buyer in advance, to customers and specified suppliers of the Seller, advising them of the sale of the Business and, in the case of customer notices, of the continuation of the Business by the Buyer.

     10.7 Warranty Obligations.

     (a) As of the Closing Date the Buyer shall assume and thereafter discharge all responsibilities, liabilities and obligations of the Seller for Refunds (as hereinafter defined) arising out of Pre-Closing Products to the extent that reserves have been established therefor on the Final Balance Sheet. Neither the Seller nor the Shareholder shall have any obligation for Refunds for Pre-Closing Products until any reserves therefor set forth on the Final Balance Sheet have been exceeded. Neither the Seller nor the Shareholder shall have any responsibility, obligation or liability for any products or finished goods inventory shipped on the Closing Date or thereafter, all of which shall be the responsibility, obligation and liability of the Buyer.

     (b) In the event that the reserves therefor set forth on the Final Balance Sheet have been exceeded, the Buyer shall promptly notify the Shareholder of all claims for Refunds in writing, which notification shall be supported by such documentation as is necessary to substantiate the bona fide nature of such claim. Upon receipt of such notification, the Seller shall be entitled to investigate such claim and shall have 5 business days to object to such claim which shall be evidenced in writing and sent to the Buyer. Thereafter, the Seller and the Buyer shall use their commercially reasonable best efforts to resolve such claim, and if it is not resolved within 5 business days, such claim shall be determined by a single arbitrator selected by both parties, or if they fail to promptly agree, then by an arbitrator knowledgeable in such matters selected by the American Arbitration Association in New York City. The determination of such arbitrator shall be final and binding upon the parties.

     (c) Subject to the limitations set forth in Sections 9.2 and 9.4, the Seller and the Shareholder, jointly and severally, agree to pay to the Buyer the value for the amount of all

Refunds incurred or granted by the Business during the period ending on the date which is 120 days after the Closing Date (the "Limitation Date") that exceed the reserves therefor set forth on the Final Balance Sheet. Within 20 days after the Limitation Date, the Buyer shall deliver to the Seller written notice (the "Payment Notice") of the amount of Refunds which it incurred to the Limitation Date. During the 20 day period following its receipt of the Payment Notice, the Seller shall be entitled to access to the books and records of the Business for the purpose of verifying the amounts of Refunds. The amount due hereunder by the Seller and the Shareholder to the Buyer shall be paid within 30 days following Seller's receipt of the Payment Notice.

     (d) For purposes hereof the term "Refunds" shall mean refunds given to customers of the Business for defective Pre-Closing Products, which refunds shall be in amounts equal to the original sales price (including shipping) and includes for purposes hereof, any merchandise charge backs for product deemed by the purchaser thereof as inadequate.


                                   ARTICLE XI

                      REGISTRATION OF BUYER'S COMMON STOCK


     11.1 Registration. The Buyer covenants with respect to the Registrable Shares (as hereinafter defined) for the benefit of the Seller and the
Shareholder:

          (a) The Buyer will prepare and file with the SEC promptly after the Closing Date, but in any event not later than 15 Business Days thereafter, a registration statement on Form S-3 (or any successor or equivalent form of registration statement adopted by the SEC) and any amendments thereto (the "Registration Statement") relating to all of the shares of the Buyer Common Stock constituting Stock Consideration (the "Registrable Shares") and will use commercially reasonable best efforts to a cause the Registration Statement to become effective within 120 days thereafter so as to permit the resale of the Registrable Shares by the Seller (or its designee).

          (b) The Buyer will use commercially reasonable best efforts to cause the Registration Statement to remain effective and available for resale of the Registrable Shares and to file with the SEC such amendments and supplements as may be necessary to keep the prospectus included in the Registration Statement (the "Prospectus") current and in compliance in all material respects including filing any post-effective amendments or prospectus supplement thereto with the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations of the SEC promulgated thereunder until the sooner to occur of the following events: (i) the expiration of the twenty four-month period following the Closing Date, or
     (ii) the sale of all the Regis-
     trable Shares; provided, the Seller (or its designee), upon receipt from the Buyer of notice that an event has occurred which requires a post-effective amendment to the Registration Statement, a supplement to the prospectus or a supplemental filing with the SEC to be incorporated by reference therein, shall promptly discontinue the sale of Registrable Shares until the Seller (or its designee) receives copies of a supplemental or amended prospectus from the Buyer or notice from the Buyer that the existing prospectus has become available for such sale, which the Buyer shall provide as soon as practicable after such notice of discontinuance.

          (c) The Buyer will furnish to the Seller (or its designee) a conformed copy of the Registration Statement as declared effective by the SEC and each post-effective amendment thereto, and such number of copies of the final Prospectus and each post-effective amendment or supplement thereto as the Seller (or its designee) may reasonably request.

          (d) The Buyer will cooperate with the Seller (or its designee) in connection with the restriction or qualification of the Registrable Shares for offering and sale by the Seller (or its designee) under the securities or "Blue Sky" laws and regulations of such states or other jurisdictions as the Seller (or its designee) may request, including, but not limited to, the filing of any necessary registration statements or applications in any such state; provided, however, that the Buyer shall not be required to do so in states or other jurisdictions which (i) would require of the Buyer a general consent to the jurisdiction of such state or other jurisdiction or
     (ii) would require that any of the Buyer or its Subsidiaries qualify as a foreign corporation (except that the provisions contained in clauses (i) and (ii) above shall not apply in states or other jurisdictions in which the Buyer has already so consented or qualified and the Buyer shall inform the Shareholder of the identity of such states).

          (e) The Buyer will cause all Registrable Shares to be qualified for quotation on the National Market System of The Nasdaq Stock Market and qualified for listing on each securities exchange on which similar securities of the Buyer are then listed.

          (f) The Buyer represents and warrants to the Seller (or its designee) that it is eligible to use Form S-3 for the registration of the sale of the Registrable Shares by the Seller (or its designee) and agrees that it will use commercially reasonable best efforts to take all actions that may be necessary to maintain such eligibility for so long as the Buyer is obligated to keep the Registration Statement effective.

     11.2 Expenses. The Buyer shall pay all expenses incurred by the Buyer in connection with any registration or qualification of the Registrable Shares pursuant to this Article XI, including, but not limited to, all registration or filing fees, all fees and expenses for qualifying the Registrable Shares for quotation on the National Market System of The Nasdaq

Stock Market, Inc. or listing on any securities exchange on which similar securities of the Buyer are admitted for trading, fees and expenses of compliance with state securities laws, printing expenses, fees and disbursements of counsel for the Buyer; provided, however, that the Seller (or its designee) shall pay any brokerage discounts, commissions or similar fees and Taxes attributable to the sale of the Registrable Shares for the Seller's (or its designee's) account.

     11.3 Covenants Regarding Registrable Shares. Each of the Seller and the Shareholder covenants and agrees with the Buyer that they will cooperate with the Buyer in connection with the preparation of the Registration Statement prior to and after the Closing Date for so long as the Buyer is obligated to keep the Registration Statement effective, and will provide to the Buyer, in writing, for use in the Registration Statement, all information reasonably requested by the Buyer regarding the Seller (or its designee) and its plan of distribution and such other information as may be reasonably necessary to enable the Buyer to prepare the Registration Statement and Prospectus covering the Registrable Shares and to maintain the currency and effectiveness thereof. If the Seller or the Shareholder breaches its covenants under this Section 11.3, the Buyer may exclude the Registrable Shares held by the Seller (or its designee) from the Registration Statement until such time as such breach is cured and such remedy shall be the sole remedy of the Buyer for such breach and shall not otherwise affect the Buyer's obligations hereunder, including, but not limited to, the Buyer's obligations to file and keep effective the Registration Statement.

     11.4 Indemnification. In connection with any registration of the Registrable Shares pursuant to the provisions of this Article XI, the Buyer shall indemnify and hold harmless the Seller (or its designee) to the extent that companies generally indemnify and hold harmless underwriters in connection with public offerings under the Securities Act.

     11.5 Information by Shareholder. The Seller (or its designee) whose Buyers' Common Stock is included in any registration statement shall promptly furnish to the Buyer such information regarding the Seller (or its designee) and the plan of distribution for such Buyers' Common Stock proposed by the Seller (or its designee) as the Buyer may request in writing and as shall be required in connection with any registration, qualification or compliance referred to herein.


                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS


     12.1 Amendment and Modification. This Agreement may be amended, modified and supplemented, in writing only, by consent of the parties hereto.

     12.2 Waiver of Compliance. Any failure of a party to comply with any obligation, covenant, agreement or condition herein contained may be expressly waived, in writing only, by the other parties hereto and any waiver shall be effective only in the specific instance and for the specific purpose for which made or given.

     12.3 Certain Definitions, Etc.

     (a) "Affiliate" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     (b) "Business" means the business conducted by Seller immediately prior to the Closing that is being acquired by the Buyer.

     (c) "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

     (d) "Code" means the Internal Revenue Code of 1986, as amended.

     (e) Whenever a representation or warranty is made herein as being "to the knowledge of" or "known," it means to the actual knowledge or such knowledge as would exist after reasonable investigation of, with respect to the Shareholder, the Shareholder, and with respect to the Seller, Robert Nissenbaum, Robert Walker, Hans Fastre, Robin Robinson, and Joe Marshall.

     (f) "Pre-Closing Taxes" means any and all Taxes of the Seller that are attributable to any taxable period or portion thereof ending on or prior to the Closing Date (based on an interim closing of the books as of the end of the Closing Date, except for property or other ad valorem Taxes, which shall be pro rated on a daily basis), any other Taxes for which the Seller may be liable by virtue of the Seller (or any predecessor entity) being a member of any affiliated, combined or other Tax group at any time on or prior to the Closing Date, any liability resulting from noncompliance with any bulk sale or similar provision relating to Taxes, and all Transfer Taxes.

     (g) "Related Agreements" means the Confidentiality Agreement, the Shareholder Employment Agreement, the Escrow Agreement, the Non-Competition Agreement, the Transition Services Agreement, the Opinions and the agreements contemplated by Section 1.6 hereof.

     (h) "Tax" or "Taxes" means (i) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, alternative minimum, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, (ii) all interest, penalties, fines, additions to tax or other additional amounts imposed by any taxing authority in connection with any item described in clause (i) and (iii) all transferee, successor, joint and several, contractual or other liability (including, without limitation, liability pursuant to Treasury Regulation
Section 1.1502-6 (or any similar state, local or foreign provision)) in respect of any items described in clause (i) or (ii).

     (i) "Tax Return" means all returns, declarations, reports, estimates, information returns and statements required to be filed with respect to any Taxes.

     (j) "Transfer Taxes" means all sales, use, transfer, real property transfer, VAT, documentary, recording, stock transfer and other similar taxes and fees (and all interest, penalties and expenses relating thereto) arising out of or in connection with the transfer of the Assets pursuant to this Agreement.

     12.4 Expenses. Except as expressly provided herein to the contrary, each party will pay its own expenses incurred in connection with this Agreement or any transaction contemplated by this Agreement.

     12.5 Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or, if sent by overnight delivery by a nationally recognized courier, two business days after deposit with such courier or, if mailed, five business days after being mailed by certified or registered mail with postage prepaid, return receipt requested, or, if sent by facsimile transmission, when sent to the other party with receipt confirmed by telephone as follows (or at such other address or fax number as shall be given in writing by any party to the other parties):

                  (i) if to the Shareholder, to:

                                      Robert Nissenbaum
                                      c/o/ General Counsel Associates
                                      1891 Landings Drive
                                      Mountain View, CA  94043
                                      Fax:   (650) 428-3901
                                      Attn:  Roger Royse, Esq.

                 (ii) if to the Parent or the UK Subsidiary, to:

                                      Imagine Foods, Inc.
                                      1245 San Carlos Ave.
                                      San Carlos, CA  94070
                                      Fax:   (650) 327-1459
                                      Attn:  President

                                      copy to:

                                      General Counsel Associates
                                      1891 Landings Drive
                                      Mountain View, CA  94043
                                      Fax:   (650) 428-3901
                                      Attn:  Roger Royse, Esq.

                (iii) if to the Buyer, to:

                         The Hain Celestial Group, Inc.
                                      58 South Service Road
                                      Melville, New York  11747
                                      Fax:   (631) 730-2550
                                      Attn:  President

                                      copy to:

                                      Cahill Gordon & Reindel
                                      80 Pine Street
                                      New York, New York  10005
                                      Fax:   (212) 269-5420
                                      Attn:  Roger Meltzer, Esq.

     12.6 Assignment. This Agreement may not be assigned (by operation of law or otherwise) by any party hereto without the prior written consent of the other party hereto. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted assigns.

     12.7 No Third Party Beneficiary Rights. This Agreement is not intended to and shall not be construed to give any person or entity other than the parties signatory hereto any interest or rights (including, without limitation, any third party beneficiary rights) with respect to or in connection with any agreement or provision contained herein or contemplated hereby.

     12.8 Governing Law. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

     12.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     12.10 Headings. The headings of the Sections, Articles and Schedules of this Agreement are inserted for convenience only and shall not constitute a part hereof.

     12.11 Entire Agreement. This Agreement, including the Schedules hereto, together with the Related Agreements, contains the entire understanding of the parties hereto in respect of the subject matter contained herein.

     12.12 Press Releases. No party shall make any public announcement or issue any press release in connection with the transactions contemplated by this Agreement or the Related Agreements without the prior written consent of the other parties hereto. The parties agree to keep the consideration paid and other details of this transaction confidential, except to the extent such information is required to be disclosed under federal securities laws or other applicable laws.

     IN WITNESS WHEREOF, the parties hereto have caused the Agreement to be duly executed as of the day and year first above written.

                               THE HAIN CELESTIAL GROUP, INC.


                               By:
                                   ---------------------------------------------
                                   Name:
                                   Title:


                               IMAGINE FOODS, INC.


                               By:
                                   ---------------------------------------------
                                   Name:
                                   Title:


                               IMAGINE FOODS (UK) LIMITED


                               By:
                                   ---------------------------------------------
                                   Name:
                                   Title:


                               ROBERT NISSENBAUM


                               -------------------------------------------------

                                                                    Exhibit 99.1

Contact: Ira Lamel, CFO                     Jeremy Fielding/David Lilly (Media)
         The Hain Celestial Group, Inc.     Kekst and Company
         631-730-2200                       212-521-4800


FOR IMMEDIATE RELEASE

                     HAIN CELESTIAL ACQUIRES IMAGINE FOODS,
                       LEADING NON-DAIRY BEVERAGE COMPANY

   -- Hain Celestial Expands Growth Opportunities for Rice and Soy Beverages,
             Soups and Frozen Desserts in U.S., Canada and Europe --

 -- Transaction Expected to be Accretive to Hain Celestial's Earnings Per Share
                            in Current Fiscal Year--

UNIONDALE, NY - December 2, 2002 - The Hain Celestial Group, Inc. (NASDAQ:HAIN), the leading natural and organic food company, announced today that it has acquired privately-held Imagine Foods, Inc., a leading non-dairy beverage company specializing in aseptic and refrigerated Rice and Soy milks, organic aseptic soups and broths, and organic frozen desserts in the U.S., Canada, and Europe. The transaction is expected to be accretive to The Hain Celestial Group's earnings per share by $0.02 - $0.03 in the current fiscal year, and by $0.08 - $0.11 in the 2004 fiscal year.

With a strong presence in the North American and European natural and grocery food channels, Imagine Foods' sales in its most recent fiscal year totaled approximately $70 million. Imagine Foods' well-known natural and organic brands include Rice Dream non-dairy aseptic and refrigerated beverages and non-dairy frozen desserts and novelties, Soy Dream non-dairy aseptic and refrigerated beverages and organic non-dairy frozen desserts and novelties, Imagine Natural Organic Soups and Broths, and Power Dream soy energy drink. Since 1999, Imagine Foods has increased sales by over 15% CAGR, outpacing the natural foods industry. Last year, Imagine's soups, refrigerated beverages and frozen desserts and novelties all grew by over 20%.

Irwin D. Simon, Chairman and Chief Executive Officer said, "The acquisition of Imagine significantly enhances our capabilities on several strategic fronts simultaneously. In non-dairy beverages, Imagine will strengthen our offering to our natural and retail customers. With Westsoy, Rice Dream, the rice milk category leader, and Soy Dream, we will bring increased scale to both the aseptic aisle and the refrigerated non-dairy beverages section. In the overall soup category, we will also have increased scale from the combination of Health Valley soups and Imagine Organic aseptic soups and broths, an excellent brand growing at double-digit rates. Additionally, Imagine Natural Organic soups give us a much stronger foothold in ready-to-eat soups. With Imagine's well-known non-dairy frozen desserts brands, we have gained an attractive position in a fast-growing category of the natural and organic sector."

Mr. Simon continued, "This transaction better positions us to realize our objectives in two critical areas while we continue to advance our core strategy. We will create additional opportunities for our brands by combining Imagine's existing network and successes with our Lima business in Europe and our Yves business in Canada. We will also work to leverage the growing scale of our refrigerated businesses in the U.S., benefiting from the combined resources and knowledge of our Yves Veggie Cuisine, Westsoy refrigerated, and Imagine non-dairy beverages and frozen desserts businesses."

Robert Nissenbaum, Imagine Foods CEO and founder, said "I am very excited about the new opportunities for the Imagine brand as part of the Hain Celestial family. Our employees have worked hard over the past 20 years to help build several of the most well-known product lines in the natural foods industry. The timing is right for us to join one of the fastest growing natural and organic food companies. We can look forward to developing even more new products and creating growth for all of the expanded Hain Celestial Group's brands." Mr. Nissenbaum will join Hain Celestial.

Terms of the transaction, which closed today, were not disclosed.


     About The Hain Celestial Group


The Hain Celestial Group, headquartered in Melville, NY, is a natural, specialty and snack food company. The Company is a leader in 13 of the top 15 natural food categories, with such well-known natural food brands as Celestial Seasonings (R) teas, Hain Pure Foods(R), Westbrae(R), Westsoy(R), Arrowhead Mills(R), Health Valley(R), Breadshop's(R), Casbah(R), Garden of Eatin(R), Terra Chips(R), Yves Veggie Cuisine(R), The Good Dog (R), The Good Slice(R), DeBoles(R), Earth's Best(R), Nile Spice, Rice Dream(R), Soy Dream(R), Imagine Natural Organic Soups and Broths(R) and Lima & Biomarche(R) in Europe. The Company's principal specialty product lines include Hollywood(R) cooking oils, Estee(R) sugar-free products, Kineret(R) kosher foods, Boston Better Snacks(R), and Alba Foods(R). The Hain Celestial Group's website can be found at www.hain-celestial.com.

Statements made in this Press Release that are estimates of past or future performance are based on a number of factors, some of which are outside of the Company's control. Statements made in this Press Release that state the intentions, beliefs, expectations or predictions of The Hain Celestial Group and its management for the future are forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Information concerning factors that could cause actual results to differ materially from those in forward-looking statements is contained from time to time in filings of The Hain Celestial Group with the U.S. Securities and Exchange Commission. Copies of these filings may be obtained by contacting The Hain Celestial Group or the SEC.


                                       ###